                                                                    EXHIBIT 10.8

                                                                  EXECUTION COPY



================================================================================



                                LOAN AGREEMENT



                         Dated as of December 29, 1995



                                    Between



                                  VPS I, L.P.
                                  as Borrower



                                      AND



                       NOMURA ASSET CAPITAL CORPORATION,
                                   as Lender



================================================================================


                               TABLE OF CONTENTS


Section                                                                   Page

                                       I.
                    DEFINITIONS; PRINCIPLES OF CONSTRUCTION

 1.1   Definitions........................................................   1
 1.2   Principles of Construction.........................................  15

                                      II.
                                 GENERAL TERMS


 2.1   Loan Commitment; Disbursement to Borrower..........................  15
       2.1.1  The Loan....................................................  16
       2.1.2  Disbursement to Borrower....................................  16
       2.1.3  The Note....................................................  16
 2.2   Use of Proceeds....................................................  16
 2.3   Loan Repayment and Defeasance......................................  16
       2.3.1  Repayment...................................................  16
       2.3.2  Prepayments.................................................  17
       2.3.3  Voluntary Defeasance of the Loan............................  17
 2.4   Release of Properties..............................................  20
       2.4.1  Release of All the Properties...............................  20
       2.4.2  Release of Individual Properties............................  20
       2.4.3  Successor Borrower..........................................  21
       2.4.4  Release on Payment in Full..................................  22
 2.5   Interest...........................................................  22
       2.5.1  Generally...................................................  22
       2.5.2  Default Rate; Post-Maturity Interest........................  22
 2.6   Payments and Computations..........................................  23
       2.6.1  Making of Payments..........................................  23
       2.6.2  Computations................................................  23
       2.6.3  Late Payment Charge.........................................  23
       2.6.4  Payments Prior to the Optional Prepayment Date..............  23
       2.6.5  Payments After the Optional Prepayment Date.................  26



                                     III.
                             CONDITIONS PRECEDENT

 3.1   Conditions Precedent to Closing....................................  28

                                      IV.
                        REPRESENTATIONS AND WARRANTIES

 4.1   Borrower Representations...........................................  33
 4.2   Survival of Representations........................................  43

                                       V.
                             AFFIRMATIVE COVENANTS

 5.1   Borrower Covenants.................................................  43

                                      VI.
                              NEGATIVE COVENANTS

 6.1   Borrower's Negative Covenants......................................  53

                                     VII.
                        CASUALTY; CONDEMNATION; ESCROWS


 7.1   Insurance; Casualty and Condemnation...............................  55
       7.1.1  Insurance...................................................  55
       7.1.2  Casualty and Application of Proceeds........................  59
       7.1.3  Condemnation................................................  61
 7.2   Required Repairs; Required Repair Funds............................  64
       7.2.1  Required Repairs; Deposits..................................  64
       7.2.2  Grant of Security Interest..................................  64
       7.2.3  Release of Required Repair Funds............................  65
       7.2.4  Failure to Perform Required Repairs.........................  66
 7.3   Tax and Insurance Escrow Fund......................................  66
       7.3.1  Tax and Insurance Escrow Fund...............................  66
       7.3.2  Grant of Security Interest..................................  67
       7.3.3  Application of Tax and Insurance Escrow Fund................  68
 7.4   Replacements and Replacement Reserve...............................  68
       7.4.1  Replacement Reserve Fund....................................  68
       7.4.2  Grant of Security Interest..................................  69



       7.4.3  Disbursements from Replacement Reserve Account..............  69
       7.4.4  Performance of Replacements.................................  72
       7.4.5  Failure to Make Replacements................................  75
       7.4.6  Balance in the Replacement Reserve Account..................  76
       7.4.7  Indemnification.............................................  76
 7.5   Sales Tax Escrow Fund..............................................  77
       7.5.1  Sales Tax Escrow Fund.......................................  77
       7.5.2  Grant of Security Interest..................................  77
       7.5.3  Application of Sales Tax Escrow Fund........................  78
 7.6   Seasonal Working Capital Reserve Fund..............................  78
       7.6.1  Seasonal Working Capital Reserve Fund.......................  78
       7.6.2  Grant of Security Interest..................................  79
       7.6.3  Application of the Seasonal Working Capital
               Reserve Fund...............................................  80

                                     VIII.
                                   DEFAULTS

 8.1   Event of Default...................................................  80
 8.2   Remedies...........................................................  82
 8.3   Remedies Cumulative................................................  84

                                      IX.
                               SPECIAL PROVISIONS

 9.1   Sale of Notes and Securitization...................................  85
 9.2   Securitization Indemnification.....................................  86
 9.3   Rating Surveillance................................................  90
 9.4   Exculpation........................................................  90
 9.5   Termination........................................................  92
 9.6   Lock-Box Agreement.................................................  92

                                       X.
                                 MISCELLANEOUS

 10.1  Survival...........................................................  93
 10.2  Lender's Discretion................................................  93
 10.3  Governing Law......................................................  93
 10.4  Modification, Waiver in Writing....................................  95
 10.5  Delay Not a Waiver.................................................  95


 10.6  Notices............................................................  96
 10.7  Trial by Jury......................................................  98
 10.8  Headings...........................................................  98
 10.9  Severability.......................................................  98
 10.10 Preferences........................................................  98
 10.11 Waiver of Notice...................................................  99
 10.12 Remedies of Borrower...............................................  99
 10.13 Expenses; Indemnity................................................  99
 10.14 Exhibits and Schedules Incorporated................................ 101
 10.15 Offsets, Counterclaims and Defenses................................ 101
 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries...... 101
 10.17 Publicity.......................................................... 102
 10.18 Cross-Default; Cross-Collateralization; Waiver
         of Marshaling of Assets.......................................... 103
 10.19 Waiver of Counterclaim............................................. 104
 10.20 Conflict; Construction of Documents; Reliance...................... 104
 10.21 Brokers and Financial Advisors..................................... 104
 10.22 Prior Agreements................................................... 105

                                   SCHEDULES


Schedule I    -    Allocated Loan Amounts

Schedule II   -    Property Required Repairs

Schedule III  -    Replacements Reserve Deposits

Schedule IV   -    List of Approved Replacements

Schedule V    -    Seasonal Working Capital Contributions


                                   EXHIBITS


Exhibit A     -    Form of Note

Exhibit B     -    Form of Mortgage

Exhibit C     -    Form of Assignment of Leases

Exhibit D     -    Form of Assignment of Agreements

Exhibit E     -    Form of Environmental Indemnity

Exhibit F     -    Form of O&M Agreement

Exhibit G     -    Form of Consent and Subordination of Manager

Exhibit H     -    Form of Management Agreement

                                LOAN AGREEMENT

     THIS LOAN AGREEMENT, dated as of December 29, 1995 (as amended, restated, replaced, supplemented or otherwise modified from time to time, this "Agreement"), between Nomura Asset Capital Corporation, having an address at Two World Financial Center, Building B, New York, New York 10281 ("Lender") and VPS I, L.P., a Delaware limited partnership, having an address at 313 East Anderson Lane, Suite 201-B, Austin, Texas 78752 ("Borrower").

     All capitalized terms used herein shall have the respective meanings set forth in Article I hereof.

                             W I T N E S S E T H :
                             - - - - - - - - - -

     WHEREAS, Borrower desires to obtain the Loan from Lender;

     WHEREAS, Lender is willing to make the Loan to Borrower, subject to and in accordance with the terms of this Agreement and the other Loan Documents;

     NOW, THEREFORE, in consideration of the making of the Loan by Lender and the covenants, agreements, representations and warranties set forth in this Agreement, the parties hereto hereby covenant, agree, represent and warrant as follows:


           I.  DEFINITIONS; PRINCIPLES OF CONSTRUCTION

     Section 1.1  Definitions.

     For all purposes of this Agreement, except as otherwise expressly required or unless the context clearly indicates a contrary intent:

     "Accrued Interest" shall have the meaning set forth in Section 2.6.5

     "Additional Replacements" shall have the meaning set forth in Section 7.4.4(d).

     "Affiliate" shall mean, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person or of an Affiliate of such Person.

     "Allocated Loan Amount" shall mean (a) on the date of this Agreement, the original principal portion of the Loan attributable to each Individual Property as set forth on Schedule I hereto and (b) from time to time, such original principal portion of the Loan attributable to each Individual Property, as reduced only by the amount of the Monthly Debt Service Payment Amount that is applied toward the reduction of the principal sum of the Loan.

     "ALTA" shall mean American Land Title Association, or any successor thereto.

     "Annual Budget" shall have the meaning specified in Section 2.6.4(b).

     "Applicable Interest Rate" shall have the meaning set forth in the Note.

     "Approved Annual Budget" shall have the meaning specified in Section 2.6.4(b).

     "Assignment of Agreements" shall mean, that certain first priority Assignment of Agreements, Permits and Contracts dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Management Agreement and all other licenses, permits and contracts necessary for the use and operation of the Properties as security for the Loan, substantially in the form of Exhibit D annexed hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignment of Leases" shall mean, with respect to each Individual Property, that certain first priority Assignment of Leases and Rents, dated as of the date hereof, from Borrower, as assignor, to Lender, as assignee, assigning to Lender all of Borrower's interest in and to the Leases and Rents of such Individual Property as security for the Loan, substantially in the form of Exhibit C annexed hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Assignments of Leases" shall mean, collectively all of the Assignment of Leases encumbering each Individual Property.

     "Award" shall have the meaning set forth in Section 7.1.3(b).

     "Basic Carrying Costs" shall mean, with respect to an Individual Property, the sum of the following costs associated with such Individual Property for the relevant Fiscal Year or payment period: (i) real property taxes with respect to such Individual Property and (ii) insurance premiums with respect to such Individual Property.

     "Borrower" shall mean VPS I, L.P., a Delaware limited partnership, together with its successors and assigns.

     "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which national banks in New York are not open for business.

     "Capital Expenditures" shall mean for any period the amount expended for items capitalized under GAAP (including expenditures for building improvements or major repairs).

     "Cash Expenses" shall mean, for any period, Non-Escrowed Operating Expenses for such period adjusted by (i) deducting the accrued Non-Escrowed Operating Expenses at the end of such period and adding the accrued Non-Escrowed Operating Expenses at the end of the comparable prior period and (ii) adding prepaid Non-Escrowed Operating Expenses at the end of such period and deducting the prepaid Non-Escrowed Operating Expenses at the end of the comparable prior period.

     "Cash Gross Income" shall mean, for any period, Gross Income from Operations adjusted by (i) deducting accrued revenues at the end of such period and adding accrued revenues at the end of the comparable prior period and (ii) adding the deferred revenues at the end of such period and deducting the deferred revenues at the end of the comparable prior period.

     "Casualty" shall have the meaning specified in Section 7.1.1(d).

     "Casualty/Condemnation Involuntary Prepayments" shall have the meaning set forth in Section 2.3.2.

     "Closing Date" shall mean the date of the funding of the Loan.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

     "Condemnation" shall have the meaning set forth in Section 7.1.3(a).

     "Condemnation Restoration" shall have the meaning set forth in Section 7.1.3(c).

     "Consent and Subordination of Manager" shall mean that certain Consent and Subordination of Manager dated the date hereof between Westar Hotels, Inc. and Lender, substantially in the form of Exhibit G hereto.

     "Debt" shall mean the outstanding principal amount set forth in, and evidenced by, the Note together with all interest accrued and unpaid thereon and all other sums (including the Yield Maintenance Premium) due to Lender in respect of the Loan under the Note, this Agreement, the Mortgages or any other Loan Document.

     "Debt Service" shall mean, with respect to any particular period of time, scheduled principal and interest payments under the Note.

     "Debt Service Coverage Ratio" shall mean a ratio for the applicable period in which:

           (a) the numerator is the Net Operating Income for such period as set forth in the statements required thereunder, without deduction for (i) actual management fees paid in connection with the operation of the Properties or (ii) amounts paid to the Tax and Insurance Escrow Fund and less (A) management and franchise fees deemed to equal the greater of (1) assumed management and franchise fees of eight percent (8%) of Gross Income from Operations or (2) the sum of actual management fees and franchise fees, (B) Replacement Reserve Fund contributions deemed to equal the greater of (1) assumed contributions of five percent (5%) of Gross Income from Operations or (2) the actual contributions thereto for the applicable period and (C) for purposes of calculating the Debt Service Coverage Ratio in connection with Section 3.1(p) only, any increases in operating profits for the applicable period attributable to the operating departments of each of the Properties (as shown on the financial reports prepared for such period) to the extent such increases are in excess of ten percent (10%) over the operating profits attributable to such operating departments for the previous period of calculation; and

           (b) the denominator is the aggregate amount of principal and interest due and payable on the Note or, in the event a Defeasance Event has occurred, the Undefeased Note, for such period.

     "Default" shall mean the occurrence of any event hereunder or under any other Loan Document which, but for the giving of notice or passage of time, or both, would be an Event of Default.

     "Default Rate" shall have the meaning set forth in the Note.

     "Defeasance Deposit" shall mean an amount equal to the principal amount of that portion of the Note which Borrower wishes to defease, the Yield Maintenance Premium, any costs and expenses incurred or to be incurred in the purchase of U.S. Obligations necessary to meet the Scheduled Defeasance Payments and any revenue, documentary stamp or intangible taxes or any other tax or charge due in connection with the transfer of the Note, the creation of the Defeased Note and the Undefeased Note, if applicable, any transfer of the Defeased Note or otherwise required to accomplish the agreements of Sections 2.3 and 2.4 hereof;

     "Defeased Note" shall have the meaning set forth in Section 2.3.3(v) hereof.

     "Deposit Account" shall mean the account(s) established and maintained pursuant to the Lock-Box Agreement for collecting and retaining all the Rents from the Properties.

     "Disclosure Document" shall have the meaning set forth in Section 9.2(a).

     "Environmental Indemnity" shall mean that certain Environmental and Hazardous Substance Indemnification Agreement executed by Borrower in connection with the Loan for the benefit of Lender, substantially in the form of Exhibit E attached hereto.

     "Equipment" shall have the meaning set forth in the Mortgage with respect to each Individual Property.

     "Event of Default" shall have the meaning set forth in Section 8.1(a).

     "Excess Cash Flow" shall mean, for any period, the amount obtained by subtracting Cash Expenses and Net Capital Expenditures for such period from Cash Gross Income for such period.

     "Exchange Act" shall have the meaning set forth in Section 9.2(a).

     "Extraordinary Expenses" shall have the meaning set forth in Section 2.6.4(c) hereof.

     "Fiscal Year" shall mean each twelve month period commencing on January 1 and ending on December 31 during each year of the term of the Loan.

     "GAAP" shall mean generally accepted accounting principles in the United States of America, as of the date of the applicable financial report.

     "Gross Income from Operations" shall mean all income, computed in accordance with GAAP, derived from the ownership and operation of the Properties from whatever source, including, but not limited to, all guest room revenues, all food, beverage, and merchandise sales receipts, all interest income, if any, rent, utility charges, escalations, forfeited security deposits, service fees or charges, license fees, parking fees, rent concessions or credits, and any business interruption insurance proceeds but excluding Sales Taxes, refunds and uncollectible accounts, sales of furniture, fixtures and equipment, proceeds of casualty insurance and condemnation awards, and interest on credit accounts; provided, however, the proceeds of casualty insurance and condemnation awards shall not be included in this definition whenever this definition is used for purposes of computing Debt Service Coverage Ratio. Gross income shall not be diminished as a result of the Mortgages or the creation of any intervening estate or interest in the Properties or any part thereof.

     "Hotel Operating Expenses" shall mean the total of all expenditures of whatever kind, computed in accordance with GAAP, relating to the operation, maintenance and management of the Properties that are incurred on a regular monthly or other periodic basis, including without limitation, utilities, ordinary repairs and maintenance, license fees, advertising expenses, management fees, franchise fees, insurance premiums and real estate taxes or assessments, payroll and related taxes, computer processing charges, operational equipment or other lease payments as approved by Lender, and other similar costs, but excluding depreciation, amortization of intangible assets, debt service, and capital expenditures, all calculated in accordance with GAAP.

     "Improvements" shall have the meaning set forth in the related Mortgage with respect to each Individual Property.

     "Independent Director" shall have the meaning set forth in Section 4.1(ee)(xvi).

     "Individual Property" shall mean each parcel of real property and the improvements thereon owned by Borrower and encumbered by a Mortgage, together with all rights pertaining to such property and improvements, as more particularly described in the Granting Clauses of such Mortgages and referred to therein as the "Mortgaged Property" or the "Trust Property", as the case may be.

     "Initial Interest Rate" shall have the meaning set forth in the Note.

     "Insurance Premiums" shall have the meaning set forth in Section 7.1.1(c) hereof.

     "Interest Rate" shall mean the contract rate of interest payable under and in accordance with the Note.

     "Lease" shall mean any lease, or, to the extent of the interest therein of Borrower, any sublease or subsublease, letting, license, concession or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any person is granted a possessory interest in, or right to use or occupy all or any portion of any space in any Individual Property of Borrower, and every modification, amendment or other agreement relating to such lease, sublease, subsublease, or other agreement entered into in connection with such lease, sublease, subsublease, or other agreement and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.

     "Legal Requirements" shall mean, with respect to each Individual Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions of Governmental Authorities applicable to such Individual Property or any part thereof or the construction, use, alteration or operation thereof, or any part thereof, whether now or hereafter enacted and in force, and all permits, licenses and authorizations and regulations relating thereto, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Borrower, at any time in force applicable to such Individual Property or any part thereof, including, without limitation, any which may (i) require repairs, modifications or alterations in or to such Individual Property or any part thereof, or (ii) in any way limit the use and enjoyment thereof.

     "Lender" shall mean Nomura Asset Capital Corporation, together with its successors and assigns.

     "Liabilities" shall have the meaning set forth in Section 9.2(b).

     "Licenses" shall have the meaning set forth in Section 4.1(w).

     "Lien" shall mean, with respect to each Individual Property, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the related Individual Property or any portion thereof or Borrower, or any interest therein, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic's, materialmen's and other similar liens and encumbrances.

     "Loan" shall mean the loan made by Lender to Borrower in the original principal amount set forth in, and evidenced by, the Note executed and delivered by Borrower and secured by the Mortgages and the other Loan Documents executed and delivered by Borrower.

     "Loan Documents" shall mean, collectively, this Agreement, the Note, the Lock-Box Agreement, the Mortgage and Assignment of Leases encumbering each Individual Property, the Assignment of Agreements for each Individual Property, the Environmental Indemnity, the O&M Agreement for each Individual Property, the Consent and Subordination of Manager for each Individual Property and any other document pertaining to the Individual Properties as well as all other documents executed and/or delivered in connection with the Loan.

     "Lock-Box Agreement" shall have the meaning set forth in Section 9.6.

     "Management Agreement" shall mean, with respect to any Individual Property, a management agreement in the form attached hereto as Exhibit H entered into by and between Borrower and the Manager, pursuant to which the Manager is to provide management and other services with respect to said Individual Property.

     "Management Fee" shall mean an amount not to exceed four percent (4%) per annum of Gross Income from Operations for each Individual Property.

     "Manager" shall mean Westar Hotels, Inc.

     "Maturity Date" shall mean the date on which the final payment of principal of the Note (and the Defeased Note, if applicable) becomes due and payable as therein provided, whether at a stated maturity, by declaration of acceleration, or otherwise.

     "Monthly Debt Service Payment Amount" shall have the meaning set forth in the Note.

     "Mortgage" shall mean, with respect to each Individual Property, that certain first priority Mortgage (or Deed of Trust or Deed to Secure Debt), Assignment of Leases and Rents and Security Agreement, dated the date hereof, executed and delivered by Borrower as security for the Loan made to Borrower and encumbering such Individual Property, substantially in the form of Exhibit B annexed hereto with such modifications as may be required by Lender, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

     "Mortgages" shall mean, collectively, each Mortgage encumbering an Individual Property.

     "NACC" shall have the meaning set forth in Section 2.4.3 hereof.

     "Net Capital Expenditures" shall mean, for any period, the amount expended for Capital Expenditures that exceeds reimbursements for such items during such period from any reserve funds established under the Loan Documents.

     "Net Cash Flow" shall mean, for any period, the amount obtained by subtracting Cash Expenses and Capital Expenditures for such period from Cash Gross Income for such period.

     "Net Operating Income" means the amount obtained by subtracting Hotel Operating Expenses from Gross Income from Operations.

     "Nomura" shall have the meaning set forth in Section 9.2(b).

     "Nomura Group" shall have the meaning set forth in Section 9.2(b).

     "Non-Escrowed Operating Expenses" shall mean, for any period, Hotel Operating Expenses excluding insurance premiums and real estate taxes and assessments.

     "Note" shall mean that certain note of even date herewith, made by Borrower in favor of Lender, substantially in the form of Exhibit A annexed hereto, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, including any Defeased Note and Undefeased Note that may exist from time to time.

     "O&M Agreement" shall mean that certain Operations and Maintenance Agreement dated the date hereof between Borrower and Lender given in connection with the Loan, substantially in the form of Exhibit F attached hereto.

     "Officers' Certificate" shall mean a certificate delivered to Lender by Borrower which is signed by an authorized officer of the general partner of Borrower.

     "Optional Prepayment Date"  shall have the meaning set forth in the Note.

     "Other Charges" shall mean all ground rents, maintenance charges, impositions other than Taxes, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Properties, now or hereafter levied or assessed or imposed against the Properties or any part thereof.

     "Payment Date" shall have the meaning set forth in the Note.

     "Permitted Encumbrances" shall mean, with respect to an Individual Property, collectively, (a) the Liens and security interests created by the Loan Documents, (b) all Liens, encumbrances and other matters disclosed in the Title Insurance Policies relating to such Individual Property or any part thereof, (c) Liens, if any, for Taxes imposed by any Governmental Authority not yet due or delinquent, and (d) such other title and survey exceptions as Lender has approved or may approve in writing or by acceptance of the applicable Title Insurance Policy, in either case in Lender's sole discretion.

     "Person" shall mean any individual, corporation, partnership, joint venture, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

     "Policies" shall have the meaning specified in Section 7.1.1(c).

     "Premises" shall have the meaning set forth in the Granting Clause of the related Mortgage with respect to each Individual Property.

     "Properties" shall mean, collectively, all of the Individual Properties which are subject to the terms of this Agreement.

     "Property Required Repairs" shall have the meaning set forth in Section 7.2.1.

     "Provided Information" shall have the meaning set forth in Section 9.1(a).

     "Rating Agency" shall mean each of Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc., Moody's Investors Service, Inc., Duff & Phelps Credit Rating Co. and Fitch Investors Service, Inc. or any other nationally-recognized statistical rating agency which has been approved by Lender.

     "Registration Statement" shall have the meaning set forth in Section
9.2(b).

     "Release Amount" shall mean for an Individual Property the amount calculated as one hundred twenty-five percent (125%) of the Allocated Loan Amount for such Individual Property.

     "Rents" shall mean, with respect to each Individual Property, all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, and other consideration of whatever form or nature received by or paid to or for the account of or benefit of Borrower or its agents or employees from any and all sources arising from or attributable to the Individual Property, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants, bars, meeting rooms, banquet rooms and recreational facilities, all receivables, customer obligations, installment payment obligations and other obligations now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the use and occupancy of property or rendering of services by Borrower or any operator or manager of the hotel or the commercial space located in the Improvements or acquired from others (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores, and offices, and deposits securing reservations of such space), license, lease, sublease and concession fees and rentals, health club membership fees, food and beverage wholesale and retail sales, service charges, vending machine sales and proceeds, if any, from business interruption or other loss of income insurance.

     "Replacement Reserve Account" shall have the meaning set forth in Section 7.4.1.

     "Replacement Reserve Fund" shall have the meaning set forth in Section
7.4.1.

     "Replacement Reserve Monthly Deposit" shall have the meaning set forth in
Section 7.4.1.

     "Replacements" shall have the meaning set forth in Section 7.4.3(a).

     "Required Records" shall have the meaning set forth in Section 5.1(k)(iv) hereof.

     "Required Repair Account" shall have the meaning set forth in Section
7.2.1.

     "Required Repair Fund" shall have the meaning set forth in Section 7.2.1.

     "Restoration" shall have the meaning set forth in Section 7.1.2(b).

     "Revised Interest Rate" shall have the meaning set forth in the Note.

     "Sales Taxes" shall mean all city, county, state or federal sales, use, excise, luxury, occupancy or other taxes on receipts required to be accounted for by Borrower to any government or governmental authority or agency.

     "Sales Tax Escrow Fund" shall have the meaning set forth in Section 7.5.

     "Scheduled Defeasance Payments" shall have the meaning set forth in Section 2.3.3(b).

     "Seasonal Working Capital Reserve Fund" shall have the meaning set forth in
Section 7.6.1.

     "Seasonal Working Capital Contribution" shall have the meaning set forth in
Section 7.6.1.

     "Seasonal Working Capital Reserve Account" shall have the meaning set forth in Section 7.6.1.

     "Secondary Market Transaction" shall mean any transaction in which the Lender (i) sells the Loan, the Note and the other Loan Documents to one or more investors as a whole loan, (ii) participates the Loan to one or more investors,
(iii) deposits the Loan, the Mortgages, the Note and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets, or (iv) otherwise sells the Loan or interest therein to investors.

     "Securities" shall have the meaning set forth in Section 9.1.

     "Securities Act" shall have the meaning set forth in Section 9.2(a).

     "Securitization" shall have the meaning set forth in Section 9.1.

     "Severed Loan Documents" shall have the meaning set forth in Section
8.2(c).

     "State" shall mean, with respect to an Individual Property, the State or Commonwealth in which such Individual Property or any part thereof is located.

     "Successor Borrower" shall have the meaning set forth in Section 2.4.3.

     "Survey" shall mean a survey of the Individual Property in question prepared by a surveyor licensed in the State and satisfactory to Lender and the company or companies issuing the Title Insurance Policies, and containing a certification of such surveyor satisfactory to Lender.

     "Tax and Insurance Escrow Fund" shall have the meaning set forth in Section 7.3.1.

     "Taxes" shall mean all real estate and personal property taxes, assessments, water rates or sewer rents, now or hereafter levied or assessed or imposed against any of the Properties or part thereof. Taxes shall not include Sales Taxes.

     "Term" shall have the meaning set forth in Section 7.1.1.

     "Title Insurance Policies" shall mean, with respect to each Individual Property, ALTA mortgagee title insurance policies in the form (acceptable to

Lender) issued with respect to such Individual Property and insuring the lien of the Mortgage encumbering such Individual Property.

     "UCC" or "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in the applicable State or Commonwealth in which an Individual Property is located.

     "Uniform System of Accounts" shall mean the Uniform System of Accounts for Hotels (Eighth, or most currently revised, Edition), consistently applied.

     "Undefeased Note" shall have the meaning set forth in Section 2.3.3(v) hereof.

     "Underwriter Group" shall have the meaning set forth in Section 9.2(b).

     "U.S. Obligations" shall mean direct non-callable obligations of the United States of America.

     "Yield Maintenance Premium" shall mean the amount (if any) which, when added to the principal amount of that portion of the Note which Borrower wishes to defease, will be sufficient to purchase U.S. Obligations providing the required Scheduled Defeasance Payments.


     Section 1.2  Principles of Construction.

     All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. Unless otherwise specified, the words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

                              II.  GENERAL TERMS

     Section 2.1  Loan Commitment; Disbursement to Borrower.

             2.1.1 The Loan. Subject to and upon the terms and conditions set forth herein, Lender hereby agrees to make the Loan to Borrower on the Closing Date, in the original principal amount set forth in the Note and which Loan shall mature on the Maturity Date set forth in the Note. Borrower hereby agrees to accept the Loan on the Closing Date, subject to and upon the terms and conditions set forth herein.

             2.1.2 Disbursement to Borrower. Borrower may request and receive only one borrowing hereunder in respect of the Loan and any amount borrowed and repaid hereunder in respect of the Loan may not be reborrowed. Borrower shall, on the Closing Date, receive its Loan, subject to the direction given by Borrower as to the application of Loan proceeds to pay certain closing costs and to fund (i) the Tax and Insurance Escrow Fund, (ii) the Replacement Reserve Fund and (iii) the Required Repair Fund, all in accordance with the provisions of this Agreement.

             2.1.3 The Note. The Loan shall be evidenced by the Note of Borrower, in the original principal amount of the Loan. The Note shall bear interest as provided in such Note and shall be subject to repayment as provided in Section 2.3. The Note shall be entitled to the benefits of this Agreement and shall be secured by the Mortgages, the Assignments of Leases and the other Loan Documents.

     Section 2.2  Use of Proceeds.

     Borrower shall use the proceeds of the Loan disbursed to it pursuant to
Section 2.1 to (i) repay and discharge any existing loans relating to the Properties, (ii) pay all past-due Basic Carrying Costs, if any, in respect of the Properties, (iii) fund the Tax and Insurance Escrow Fund, the Replacement Reserve Fund, the Required Repair Fund, (iv) pay costs and expenses incurred in connection with the Closing of the Loan, as approved by Lender, and (v) fund any working capital requirements of the Properties.

     Section 2.3  Loan Repayment and Defeasance.

             2.3.1 Repayment. Borrower shall repay any outstanding principal indebtedness of the Loan in full on the Maturity Date of the Loan, together with interest thereon to (but excluding) the date of repayment.

             2.3.2  Prepayments. (a) Casualty/Condemnation Involuntary
                                     ---------------------------------
Prepayments. The Loan is subject to prepayment in certain instances of Casualty
-----------
and Condemnation (each a "Casualty/Condemnation Involuntary Prepayment"), in the manner and to the extent set forth in Sections 7.1.2 and Section 7.1.3 hereof. Each Casualty/Condemnation Involuntary Prepayment shall be made on a scheduled Payment Date and include all accrued and unpaid interest up to but not including such Payment Date or, if not paid on a Payment Date, include interest that would have accrued on such prepayment through the next Payment Date.

             (b) Optional Prepayments. From and after the Optional Prepayment
                 --------------------
Date, the Borrower, on any Payment Date, may prepay all or any portion of the Loan then outstanding, together with all accrued and unpaid interest up to but not including such Payment Date, without payment of the Yield Maintenance Premium or any other premium or penalty. Other than as set forth in this Section 2.3.2, the Borrower shall have no right to prepay all or any portion of Loan.

             2.3.3 Voluntary Defeasance of the Loan. (a) At any time during the period beginning on the date which is two (2) years from the "startup day" within the meaning of Section 860G(a)(9) of the Internal Revenue Code of 1986, as amended (the "Code") of a "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, which holds the Note (the "REMIC Trust") and ending on the Optional Prepayment Date, and provided no Event of Default exists, Borrower may voluntarily defease all or any portion of the Loan by providing Lender with U.S. Obligations that produce payments which replicate the payment obligations of the Borrower under the Note, or that portion of the Note which the Borrower wishes to defease (hereinafter, a "Defeasance Event"). Upon request from Borrower, Lender shall confirm to Borrower in writing the occurrence of the "startup day" of the REMIC that holds the Note. Each Defeasance Event by the Borrower shall be subject to the satisfaction of the following conditions precedent:

             (i) Borrower shall provide not less than thirty (30) days prior written notice to Lender specifying a scheduled Payment Date (the "Defeasance Date") on which the Defeasance Event is to occur. Such notice shall indicate the principal amount of the Note to be defeased;

     (ii) Borrower shall pay to Lender all accrued and unpaid interest on the principal balance of the Note to but not including the Defeasance Date. If for any reason the Defeasance Date is not a Payment Date, the Borrower shall also pay interest that would have accrued on the Note through the next regularly scheduled payment date;

     (iii) Borrower shall pay to Lender all other sums, not including scheduled interest or principal payments, due under the Note, this Agreement, the Mortgages, and the other Loan Documents;

     (iv) Borrower shall pay to Lender the required Defeasance Deposit for the Defeasance Event;

     (v) In the event only a portion of the Loan is the subject of the Defeasance Event, Borrower shall prepare all necessary documents to amend and restate the Note and issue two substitute notes, one note having a principal balance equal to the defeased portion of the original Note (the "Defeased Note") and the other note having a principal balance equal to the undefeased portion of the Note (the "Undefeased Note"). The Defeased Note and Undefeased Note shall have identical terms as the Note except for the principal balance. A Defeased Note cannot be the subject of any further Defeasance Event;

     (vi) Borrower shall execute and deliver a security agreement, in form and substance satisfactory to Lender, creating a first priority lien on the Defeasance Deposit and the U.S. Obligations purchased with the Defeasance Deposit in accordance with this provision of this Section 2.3.3 (the "Security Agreement");

     (vii) Borrower shall deliver an opinion of counsel for Borrower in form satisfactory to Lender in its sole discretion stating, among other things, that Lender has a perfected first priority security interest in the Defeasance Deposit and the U.S. Obligations delivered by Borrower;

     (viii) Lender shall have received evidence in writing from the applicable Rating Agencies to the effect that such release will not result in a reduction, withdrawal or re-qualification of the respective ratings in effect immediately prior to such Defeasance Event for the Securities issued in connection with the Securitization which are then outstanding. If required by the applicable Rating Agencies, the Borrower shall also deliver or cause to be delivered a substantive non-consolidation opinion with respect to the Successor Borrower in form and substance satisfactory to Lender and the applicable Rating Agencies;

           (ix) Borrower shall deliver an officer's certificate of Borrower certifying that the requirements set forth in this Section 2.3.3(a) have been satisfied;

           (x) Borrower shall deliver such other certificates, documents or instruments as Lender may reasonably request; and

           (xi) Borrower shall pay all costs and expenses of Lender incurred in connection with the Defeasance Event, including any costs and expenses associated with a release of one or more Liens as provided in Section 2.4 hereof as well as reasonable attorneys' fees and expenses.

           (b) In connection with each Defeasance Event, Borrower hereby appoints Lender as its agent and attorney-in-fact for the purpose of using the Defeasance Deposit to purchase U.S. Obligations which provide payments on or prior to, but as close as possible to, all successive scheduled payment dates after the Defeasance Date upon which interest and principal payments are required under the Note, in the case of a Defeasance Event for the entire outstanding principal balance of the Loan, or the Defeased Note, in the case of a Defeasance Event for only a portion of the outstanding principal balance of the Loan, as applicable (assuming that the Borrower were to prepay the Note in full on the Optional Prepayment Date), and in amounts equal to the scheduled payments due on such dates under the Note or the Defeased Note, as applicable (the "Scheduled Defeasance Payments"). Borrower, pursuant to the Security Agreement or other appropriate document, shall authorize and direct that the payments received from the U.S. Obligations may be made directly to Lender and applied to satisfy the obligations of the Borrower under the Note or the Defeased Note, as applicable. Any portion of the Defeasance Deposit in excess of the amount necessary to purchase the U.S. Obligations required by this Section 2.3(b) and satisfy the Borrower's obligations under Sections 2.3 and 2.4 shall promptly be remitted to the Borrower.

      Section 2.4 Release of Properties. Except as otherwise set forth in this Section 2.4, no repayment, prepayment or defeasance of all or any portion of the Note shall cause, give rise to a right to require, or otherwise result in, the release of any Lien of any Mortgage on any of the Properties.

              2.4.1 Release of All the Properties. (a) If the Borrower has elected to defease the entire Note and the requirements of Section 2.3 have been satisfied, all of the Properties shall be released from the Liens of their respective Mortgages and the U.S. Obligations, pledged pursuant to the Security Agreement, shall be the sole source of collateral securing the Note.

              (b) In connection with the release of the Liens, the Borrower shall submit to Lender, not less than thirty (30) days prior to the Defeasance Date, a release of Lien (and related Loan Documents) for each Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which an Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate of Borrower certifying that such documentation (i) is in compliance with all Legal Requirements, and (ii) will effect such releases in accordance with the terms of this Agreement.

              2.4.2 Release of Individual Properties. Borrower on one or more occasions may obtain (i) the individual release of one (1) or more Individual Properties from the Lien of the Mortgage thereon (and related Loan Documents) and (ii) the release of Borrower's obligations under the Loan Documents with respect to such Individual Property (other than those expressly stated to survive), upon satisfaction of each of the following conditions:

              (a) The principal balance of the Defeased Note shall equal or exceed the Release Amount for the applicable Individual Property or Properties so released.

              (b)    The requirements of Section 2.3.3 have been satisfied.

              (c) Borrower shall submit to Lender, not less than thirty (30) days prior to the date of such release, a release of Lien (and related Loan Documents) for such Individual Property for execution by Lender. Such release shall be in a form appropriate in each jurisdiction in which the Individual Property is located and satisfactory to Lender in its sole discretion. In addition, Borrower shall provide all other documentation Lender reasonably requires to be delivered by Borrower in connection with such release, together with an Officer's Certificate of Borrower certifying that such documentation (i) is in compliance with all Legal Requirements, (ii) will effect such release in accordance with the terms of this Agreement, and (iii) will not impair or otherwise adversely affect the Liens, security interests and other rights of Lender under the Loan Documents not being released (or as to the parties to the Loan Documents and Properties subject to the Loan Documents not being released).

           (d) After giving effect to such release, the Debt Service Coverage Ratio for all of the Properties then remaining subject to the Liens of the Mortgages shall be equal to the greater of (i) the Debt Service Coverage Ratio calculated as of the Closing Date, and (ii) the Debt Service Coverage Ratio for all of the then remaining Properties (including the Individual Property to be released) for the twelve (12) full calendar months immediately preceding the release of the Individual Property;

           2.4.3. Successor Borrower. In connection with any release of a Lien under this Section 2.4, Nomura Asset Capital Corporation ("NACC") shall establish or designate a successor entity (the "Successor Borrower") and Borrower shall transfer and assign all obligations, rights and duties under and to the Note or the Defeased Note, as applicable, together with the pledged U.S. Obligations to such Successor Borrower. The obligation of NACC to establish or designate a Successor Borrower shall be retained by NACC notwithstanding the sale or transfer of this Agreement unless such obligation is specifically assumed by the transferee. Such Successor Borrower shall assume the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement and Borrower shall be relieved of its obligations under such documents. The Borrower shall pay $1,000 to any such Successor Borrower as consideration for assuming the obligations under the Note or the Defeased Note, as applicable, and the Security Agreement. Notwithstanding anything in this Agreement to the contrary, no other assumption fee shall be payable upon a transfer of the Note in accordance with this Section 2.4.3, but Borrower shall pay all costs and expenses incurred by Lender, including Lender's reasonable attorneys' fees and expenses, incurred in connection therewith.

             2.4.4 Release on Payment in Full. Lender shall, upon the written request and at the expense of Borrower, upon payment in full of all principal and interest on the Loan and all other amounts due and payable under the Loan Documents in accordance with the terms and provisions of the Note and this Loan Agreement, release the Liens of the Mortgages not theretofore released.

     Section 2.5    Interest.

             2.5.1 Generally. Interest on the Loan and the Note shall accrue at the applicable Interest Rate, to be paid in installments as follows: (a) a payment of interest only on January 11, 1996; (b) a constant payment equal to the Monthly Debt Service Payment Amount, on the twelfth (12th) day of February, 1996 and on each Payment Date thereafter up to and including the Payment Date occurring in December 2020; each of such payments, subject to Sections 2.6.4 and 2.6.5, to be applied (i) to the payment of interest computed at the Initial Interest Rate; and (ii) the balance applied toward the reduction of the principal sum; and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the Maturity Date. All amounts due under the Note shall be payable without setoff, counterclaim or any other deduction whatsoever.

             2.5.2 Default Rate; Post-Maturity Interest. Upon the occurrence of an Event of Default with respect to any payment of principal or interest in respect of the Loan (including upon the failure of Maker to pay the Debt in full on the Maturity Date), or any other amount owed by Borrower under this Agreement, the Note or any of the other Loan Documents, whether by acceleration or otherwise, Borrower shall pay (a) interest at the Default Rate in respect of all of such amounts not paid when due by Borrower, upon demand from time to time, to the extent permitted by applicable law, until such defaulted amount has been paid by Borrower and (b) on each Payment Date following the occurrence of such Event of Default until such Event of Default shall have been cured to Lender's satisfaction, an amount equal to all Excess Cash Flow for the prior month, such Excess Cash Flow to be applied by Lender to the payment of the Debt in such order as Lender shall determine in its sole discretion, including alternating applications thereof between interest and principal. Interest at the Default Rate and Excess Cash Flow shall both be computed from the occurrence of the Event of Default until the actual receipt and collection of the Debt (or that portion that is then due). Interest at the Default Rate shall be added to the Debt and shall be secured by the Deeds of Trust. The foregoing requirement to pay Excess Cash

Flow shall not apply with respect to any Event of Default occurring after the Optional Prepayment Date inasmuch as amounts that comprise Excess Cash Flow will be paid in accordance with Section 2.65 below. Payment or acceptance of the increased rates provided for in this subsection is not a permitted alternative to timely payment and shall not constitute a waiver of any Default or Event of Default or an amendment to this Agreement or any other Loan Document and shall not otherwise prejudice or limit any rights or remedies of Lender.

      Section 2.6      Payments and Computations.

              2.6.1 Making of Payments. Each payment by Borrower hereunder or under the Note shall be made in funds settled through the New York Clearing House Interbank Payments System or other funds immediately available to Lender by 11:00 a.m., New York City time, on the date such payment is due, to Lender by deposit to such account as Lender may designate by written notice to Borrower. Whenever any payment hereunder or under the Note shall be stated to be due on a day which is not a Business Day, such payment shall be made on the first Business Day thereafter.

              2.6.2 Computations. Interest payable hereunder or under the Note by Borrower shall be computed on the basis of the actual number of days elapsed in each interest accrual period by a daily rate based on a 360-day year. Each interest accrual period shall commence on the eleventh (11th) day of each calendar month during the term of the Loan and shall end on the tenth (10th) day of the next occurring calendar month.

              2.6.3 Late Payment Charge. If any principal, interest or any other sums due under the Loan Documents is not paid by Borrower on the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray the expense incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such amount shall be secured by the Mortgages and the other Loan Documents.

              2.6.4 Payments Prior to the Optional Prepayment Date. Notwithstanding anything to the contrary contained in this Agreement, the Note or the other Loan Documents, the following subparagraphs shall apply from and after the date hereof:

           (a) On each Payment Date preceding the Optional Prepayment Date, Borrower shall pay, or shall cause to be paid in accordance with the terms and provisions of the Lock-Box Agreement, the following payments in the listed order of priority from the Cash Gross Income (calculated without deduction for Sales Taxes) with respect to each of the Properties:

           (i) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions hereof;

           (ii) Second, payments to the Sales Taxes Escrow Fund in accordance with the terms and conditions hereof;

           (iii) Third, payment of the Monthly Debt Service Payment Amount in accordance with the terms and conditions hereof and of the Note;

           (iv) Fourth, payments to the Replacement Reserve Fund in accordance with the terms and conditions hereof and any other reserves required hereunder (including, without limitation, the Seasonal Working Capital Reserve
Fund).

           (v) Fifth, payments for monthly Cash Expenses pursuant to the terms and conditions of the related Approved Annual Budgets;

           (vi) Sixth, payments for Net Capital Expenditures pursuant to the terms and conditions of the related Approved Annual Budgets;

           (vii) Seventh, payments for any Extraordinary Expenses approved by Lender, if any; and

           (viii) Eighth, payment to the Lender of any other amounts due under the Loan Documents; and

           (ix) Lastly, any amounts remaining after such payments shall be paid to the Borrower.

           (b) For each fiscal year commencing on January 1, 1996, and for each Fiscal Year thereafter, the Borrower shall submit to Lender for Lender's written approval an annual budget in respect of each Individual Property (as to each Individual Property, an "Annual Budget") not later than forty-five (45) days prior to the commencement of such Fiscal Year, in form satisfactory to Lender setting forth in reasonable detail budgeted monthly operating income and monthly operating capital and other expenses for each Individual Property, including all planned capital expenditures in respect of each Individual Property for such Fiscal Year. Each Annual Budget shall contain, among other things, limitations on management fees, third party service fees, and other expenses as the Borrower may reasonably determine. Lender shall have the right to approve each such Annual Budget (such approval not to be unreasonably withheld or delayed) and in the event that Lender objects to any of the proposed Annual Budgets submitted by Borrower, Lender shall advise Borrower of such objections within twenty (20) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise each such Annual Budget and resubmit the same to Lender. Lender shall advise Borrower of any objections to such revised Annual Budget within ten (10) days after receipt thereof (and deliver to Borrower a reasonably detailed description of such objections) and Borrower shall promptly revise the same in accordance with the process described in this subparagraph until the Lender approves an Annual Budget. If the Annual Budget shall be submitted in a timely fashion pursuant to this Section 2.6, together with a prominent notation that failure to respond within twenty (20) days of receipt shall constitute deemed approval, then if Lender shall fail to disapprove or otherwise object to such budgets within twenty (20) days after receipt of same, Lender shall be deemed to have approved the same. Each such Annual Budget approved by Lender in accordance with terms hereof shall hereinafter be referred to as an "Approved Annual Budget". Until such time that Lender approves a proposed Annual Budget, the most recently Approved Annual Budget shall apply; provided that, such Approved Annual Budget shall be adjusted to reflect actual increases in real estate taxes, insurance premiums and utilities expenses.

           (c) In the event that the Borrower must incur an extraordinary operating expense or capital expense not set forth in the Annual Budget (each an "Extraordinary Expense"), then the Borrower shall promptly deliver to Lender a reasonably detailed explanation of such proposed Extraordinary Expense for the Lender's approval.

           2.6.5 Payments After the Optional Prepayment Date. In the event that the Borrower does not prepay the entire principal balance of the Note and any other amounts outstanding on the Optional Prepayment Date, the provisions of
Section 2.6.4(b) and (c) as set forth above shall remain in full force and effect, and the following subparagraphs also shall apply:

           (a) From and after the Optional Prepayment Date, interest shall accrue on the unpaid principal balance from time to time outstanding on this Note at the Revised Interest Rate. Subject to the provisions of this section, Borrower shall continue to make payments in monthly installments beginning on the Optional Prepayment Date and each Payment Date thereafter up to and including the Maturity Date in an amount equal to the Monthly Debt Service Payment Amount. Each Monthly Debt Service Payment Amount paid on and after the Optional Prepayment Date shall be applied first to the payment of interest computed at the Initial Interest Rate with the remainder of the Monthly Debt Service Payment Amount applied to the reduction of the outstanding principal balance of this Note. Interest accrued at the Revised Interest Rate and not paid pursuant to the preceding sentence shall be deferred and added to the Debt and shall earn interest at the Revised Interest Rate to the extent permitted by applicable law (such accrued interest is hereinafter defined as "Accrued Interest"), it being agreed that such non-payment and such accrual shall not constitute an Event of Default. All of the Debt, including any Accrued Interest, shall be due and payable on the Maturity Date.

           (b) On the Optional Prepayment Date and on each Payment Date thereafter up to an including the Maturity Date, Borrower shall pay, or shall cause to be paid in accordance with the terms and provisions of the Lock-Box Agreement, the following payments in the listed order of priority from the Cash Gross Income (calculated without deduction for Sales Taxes) with respect to each of the Properties:

                 (i) First, payments to the Tax and Insurance Escrow Fund in accordance with the terms and conditions hereof;

                 (ii) Second, payments to the Sales Tax Escrow Fund in accordance with the terms and conditions hereof;

     (iii) Third, payment of the Monthly Debt Service Payment Amount in accordance with the terms and conditions hereof and of the Note;

     (iv) Fourth, payments to the Replacement Reserve Fund in accordance with the terms and conditions hereof and any other reserves required hereunder (including without limitation, the Seasonal Working Capital Reserve Fund);

     (v) Fifth, payments for monthly Cash Expenses pursuant to the terms and conditions of the related Approved Annual Budgets;

     (vi) Sixth, payments for Net Capital Expenditures pursuant to the related Approved Annual Budgets;

     (vii) Seventh, payments for Extraordinary Expenses approved by Lender, if any;

     (viii) Eighth, payments to the Lender to be applied against the outstanding principal amount due under the Note until such principal amount is paid in full;

     (ix)    Ninth, payments to the Lender for Accrued Interest;

     (x) Tenth, payment to the Lender of any other amounts due under the Loan Documents;

     (xi) Lastly, any amounts remaining after such payments shall be paid to the Borrower.

                          III.  CONDITIONS PRECEDENT

     Section 3.1  Conditions Precedent to Closing.

     The obligation of Lender to make the Loan hereunder is subject to the fulfillment by Borrower or waiver by Lender of the following conditions precedent no later than the Closing Date:

           (a) Representations and Warranties; Compliance with Conditions. The representations and warranties of Borrower contained in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and no Default or an Event of Default shall have occurred and be continuing; and Borrower shall be in compliance in all material respects with all terms and conditions set forth in this Agreement and in each other Loan Document on its part to be observed or performed.

           (b) Loan Agreement, Note and Lock-Box Agreement. Lender shall have received a copy of this Agreement, the Note and the Lock-Box Agreement, in each case, duly executed and delivered on behalf of Borrower.

           (c) Delivery of Loan Documents; Title Insurance; Reports; Leases.

           (i) Mortgages, Assignments of Leases, Assignments of Agreements. Lender shall have received from Borrower fully executed and acknowledged counterparts of the Mortgages, the Assignments of Leases and Assignments of the Agreements relating to each of the Properties and evidence that counterparts of the Mortgages and Assignments of Leases have been delivered to the title company for recording, in the reasonable judgment of Lender, so as to effectively create upon such recording valid and enforceable Liens upon such Properties, of the requisite priority, in favor of Lender (or such other trustee as may be required or desired under local law), subject only to the Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents. Lender shall have also received from Borrower fully executed counterparts of the Environmental Indemnity, O&M Agreement, and Consent and Subordination of Manager.

               (ii) Title Insurance. Lender shall have received Title Insurance Policies (or marked-up commitments to receive such Title Policies satisfactory to Lender) issued by a title company acceptable to Lender and dated as of the Closing Date, with reinsurance and direct access agreements acceptable to Lender. Such Title Insurance Policies shall
          (A) provide coverage in amounts satisfactory to Lender, (B) insure Lender that the relevant Mortgage creates a valid lien on the Individual Property encumbered thereby of the requisite priority, free and clear of all exceptions from coverage other than Permitted Encumbrances and standard exceptions and exclusions from coverage (as modified by the terms of any endorsements), (C) contain such endorsements and affirmative coverages as Lender may reasonably request, and (D) name Lender as the insured. The Title Insurance Policies shall be assignable. Lender also shall have received evidence that all premiums in respect of such Title Insurance Policies have been paid or will be paid out of the proceeds of the Loan.

               (iii) Survey. Lender shall have received a current title survey for each Individual Property, certified to the title company and Lender and their successors and assigns, in form and content satisfactory to Lender and prepared by a professional and properly licensed land surveyor satisfactory to Lender in accordance with the 1992 Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys. The survey should meet the classification of an "Urban Survey" and the following additional items from the list of "Optional Survey Responsibilities and Specifications" (Table A) should be added to each survey: 2, 3, 4, 6, 8, 9, 10, 11 and 13. Such survey shall reflect the same legal description contained in the Title Insurance Policies relating to such Individual Property referred to in clause
          (ii) above and shall include, among other things, a metes and bounds description of the real property comprising part of such Individual Property reasonably satisfactory to Lender. The surveyor's seal shall be affixed to each survey and the surveyor shall provide a certification for each survey in form and substance acceptable to Lender.

               (iv) Insurance. Lender shall have received valid certificates of insurance for the policies of insurance required hereunder, satisfactory to Lender in its sole discretion, and evidence of the payment of all premiums payable for the existing policy period, which period shall not be less than one (1) year.

           (v) Environmental Reports. Lender shall have received an environmental report in respect of each Individual Property, in each case satisfactory to Lender.

           (vi) Zoning. With respect to each Individual Property, Lender shall have received, at Lender's option, (i) letters or other evidence with respect to each Individual Property from the appropriate municipal authorities (or other Persons) concerning applicable zoning and building laws, (ii) a zoning opinion letter, in substance reasonably satisfactory to Lender or (iii) such other evidence relating to compliance with zoning and building law compliance as shall be reasonably satisfactory to Lender.

           (vii) Encumbrances. Borrower shall have taken or caused to be taken such actions in such a manner so that Lender has a valid and perfected Lien of the requisite priority as of the Closing Date with respect to each Mortgage in the applicable Individual Property, subject only to applicable Permitted Encumbrances and such other Liens as are permitted pursuant to the Loan Documents, and Lender shall have received satisfactory evidence thereof.

           (d) Related Documents. Each additional document not specifically referenced herein, but relating to the transactions contemplated herein, shall have been duly authorized, executed and delivered by all parties thereto and Lender shall have received and approved certified copies or originals thereof.

           (e) Delivery of Organizational Documents. On or before the Closing Date, Borrower shall deliver or cause to be delivered to Lender (i) copies certified by Borrower of all organizational documentation related to Borrower and/or the formation, structure, existence, good standing and/or qualification to do business, as Lender may request in its sole discretion, including, without limitation, good standing certificates, qualifications to do business in the appropriate jurisdictions, resolutions authorizing the entering into of the Loan and incumbency certificates as may be requested by Lender.

           (f) Opinions of Borrower's Counsel. Lender shall have received opinions of Borrower's counsel (i) with respect to substantive non-consolidation, true sale or true contribution, and fraudulent transfer issues, and (ii) with respect to due execution, authority, enforceability of the Loan Documents and such other matters as Lender may require, all such opinions in form, scope and substance satisfactory to Lender and Lender's counsel in their reasonable discretion considering the custom and convention for the types of legal opinions described in (i) and (ii) above that are customarily given in transactions similar to the transaction contemplated by this Agreement.

           (g) Budgets. Borrower shall have delivered, and Lender shall have approved, the Annual Operating Budget and the Capital Expenditures Budget for Fiscal Year 1996.

           (h) Basic Carrying Costs. Borrower shall have paid all Basic Carrying Costs relating to each of the Properties which are in arrears, including without limitation, (i) accrued but unpaid insurance premiums relating to each of the Properties, (ii) currently due Taxes (including any in arrears) relating to each of the Properties, and (iii) currently due Other Charges relating to each of the Properties, which amounts, to the extent they are unpaid shall be funded with proceeds of the Loan.

           (i) Completion of Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and other Loan Documents and all documents incidental thereto shall be reasonably satisfactory in form and substance to Lender, and Lender shall have received all such counterpart originals or certified copies of such documents as Lender may reasonably request.

           (j)     [Intentionally Deleted]

           (k) Payments. All payments, deposits or escrows required to be made or established by Borrower under this Agreement, the Note and the other Loan Documents on or before the Closing Date shall have been paid or shall be funded with the proceeds of the Loan.

           (l) No Casualty or Condemnation. None of the Properties shall have suffered a Casualty that has not been fully restored to the full satisfaction of Lender and no Condemnation shall have occurred or been commenced with respect to any of the Properties;

           (m) No Material Adverse Change. There shall not have occurred a material adverse change, determined in the exercise of Lender's reasonable judgment, in or to:

                 (1) the financial, physical or mechanical condition of any of the Properties;

                 (2) the financial condition of Borrower or any general partner of Borrower; or

                 (3) the financial condition of Westar Hotels, Inc. or any Affiliate of Westar Hotels, Inc.

           (n) No Breach Under Other Agreements. Neither Westar Hotels, Inc. nor any Affiliate of Westar Hotels, Inc. shall be in breach or default under any material contract or agreement or in connection with any loan or indebtedness of such entities.

           (o) No Lease Defaults. There shall not have been any default by either Borrower or any tenant or occupancy under any Lease at any of the Properties and there shall not exist any conditions that, with the passage of time or the giving of notice, or both that would constitute defaults thereunder.

           (p) Minimum Net Operating Income. Borrower shall have established to Lender's reasonable satisfaction that the Properties, taken together, generated Net Operating Income that was in an amount equal to at least $2,702,222.00 and that was sufficient to generate a Debt Service Coverage Ratio of at least 1.40 to 1, in either case during the twelve (12) full calendar months ending on the last day of October, 1995.

           (q) Loan-To-Value Ratio. Based on a report prepared at Borrower's expense by a licensed, independent M.A.I. appraiser selected by Lender, the original principal amount of the Loan shall not exceed seventy percent (70%) of the fair market value of all of the Properties, taken together, as of the date of such report.

           (r) Leases, Management Agreement and Other Contracts. Borrower shall have delivered to Lender originals or copies accompanied by an

Officers Certificate of Borrower's general partner of any Leases affecting the Properties, the Management Agreement and any other material agreements or contracts relating to the ownership, operation and maintenance of the Properties.

           (s) Financial Statements. Borrower shall have delivered to Lender audited annual financial statements, meeting the requirements of Section 5.1(k) hereof, for the Fiscal Years 1992, 1993 and 1994 and unaudited monthly and year-to-date financial statements, meeting such requirements, for the period January 1, 1995 through the last day of the calendar month immediately preceding the month in which the Closing Date occurs. In addition, Borrower shall deliver an agreed-upon procedures report or opinion that certifies the minimum Net Operating Income required under Section 3.1(p) above.


           IV.  REPRESENTATIONS AND WARRANTIES

     Section 4.1  Borrower Representations.

     Borrower represents and warrants as of the date hereof and as of the Closing Date that:

           (a) Organization. Borrower has been duly organized and is validly existing and in good standing as a limited partnership with requisite power and authority to own its properties and to transact the businesses in which it is now engaged. Borrower is duly qualified to do business and is in good standing in each jurisdiction where it is required to be so qualified in connection with its properties, businesses and operations. Borrower possesses all rights, licenses, permits and authorizations, governmental or otherwise, necessary to entitle it to own its properties and to transact the businesses in which it is now engaged, and the sole business of Borrower is the ownership, management and operation of the Properties.

           (b) Proceedings. Borrower has taken all necessary action to authorize the execution, delivery and performance by Borrower of this Agreement and the other Loan Documents. This Agreement and such other Loan Documents have been duly executed and delivered by or on behalf of Borrower and constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, subject to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

           (c) No Conflicts. The execution, delivery and performance of this Agreement and the other Loan Documents by Borrower will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than pursuant to the Loan Documents) upon any of the property or assets of Borrower pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement, partnership agreement or other agreement or instrument to which Borrower is a party or by which any of Borrower's property or assets is subject, nor will such action result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over Borrower or any of Borrower's properties or assets, and any consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body required for the execution, delivery and performance by Borrower of this Agreement or any other Loan Documents has been obtained and is in full force and effect.

           (d) Litigation. There are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or threatened in writing, or verbally to any officer of Westar Hotels, Inc., against Borrower or any of the Properties, which actions, suits or proceedings, if determined against Borrower or any of the Properties, might materially and adversely affect the condition (financial or otherwise) or business of Borrower or the condition or ownership of any of the Properties.

           (e) Agreements. Except as otherwise disclosed in writing to Lender and approved by Lender, or as may constitute Permitted Encumbrances, Borrower is not a party to any agreement or instrument or subject to any restriction which might materially and adversely affect Borrower or any of the Properties, or Borrower's business, properties or assets, operations or condition, financial or otherwise. Borrower is not in default in any material respect in the performance, observance or fulfillment of any of the material obligations, covenants or conditions contained in any agreement or instrument to which it is a party or by which Borrower or any of its Properties are bound.

           (f) Title. Borrower has good and marketable title in fee simple to the real property comprising part of the Properties and good title to the balance of such Properties, free and clear of all Liens whatsoever except the Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. Each Mortgage intended to encumber any of the Properties, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (i) a valid, perfected lien on the applicable Individual Property, subject only to Permitted Encumbrances and the Liens created by the Loan Documents and (ii) perfected security interests in and to, and perfected collateral assignments of, all personalty (including the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances, such other Liens as are permitted pursuant to the Loan Documents and the Liens created by the Loan Documents. There are no claims for payment for work, labor or materials affecting any of Borrower's Properties which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents.

           (g) No Bankruptcy Filing. Borrower is not contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of Borrower's assets or property, and Borrower has no knowledge of any Person contemplating the filing of any such petition against it.

           (h) Full and Accurate Disclosure. No statement of fact made by Borrower in this Agreement or in any of the other Loan Documents contains any untrue statement of a material fact or omits to state any material fact necessary to make statements contained herein or therein not misleading. There is no material fact presently known to Borrower which has not been disclosed to Lender which materially and adversely affects, nor as far as Borrower can foresee, might materially and adversely affect, any of the Properties or the business, operations or condition (financial or otherwise) of Borrower.

           (i) No Plan Assets. Borrower is not an "employee benefit plan," as defined in Section 3(3) of ERISA, subject to Title I of ERISA, and none of the assets of Borrower constitutes or will constitute "plan assets" of one or more such plans within the meaning of 29 C.F.R. Section 2510.3-101.

           (j) Compliance. Borrower and each of the Properties and the use thereof comply in all material respects with all applicable Legal Requirements, including, without limitation, building and zoning ordinances and codes. Borrower is not in default or violation of any order, writ, injunction, decree or demand of any Governmental Authority, the violation of which might materially and adversely affect the condition (financial or otherwise) or business of Borrower. There has not been and shall never be committed by Borrower or any other person in occupancy of or involved with the operation or use of the Properties any act or omission affording the federal government or any state or local government the right of forfeiture as against any of the Properties or any part thereof or any monies paid in performance of Borrower's obligations under any of the Loan Documents. Borrower hereby covenants and agrees not to commit, permit or suffer to exist any act or omission affording such right of forfeiture.

           (k) Contracts; Collective Bargaining. Except as otherwise disclosed in writing to Lender and approved by Lender. There are no contracts or agreements affecting any Individual Property which are not terminable on one (1) month's notice or less without cause and without penalty or premium. None of the Properties are subject to or affected by any collective bargaining agreements.

           (l) Financial Information. All financial data, including, without limitation, the audited and unaudited financial statements and statements of cash flow and income and operating expense, that have been delivered to Lender in respect of the Properties (i) are true, complete and correct in all material respects, (ii) accurately represent the financial condition of the Properties as of the date of such reports, and (iii) to the extent prepared by an independent certified public accounting firm, have been prepared in accordance with GAAP and presented in accordance with the Uniform System of Accounts throughout the periods covered, except as disclosed therein. Borrower does not have any contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments that are known to Borrower and reasonably likely to have a materially adverse effect on the Properties or the operation thereof as a hotel, except as referred to or reflected in said financial statements. Since the date of such financial statements, there has been no materially adverse change in the financial condition, operations or business of Borrower from that set forth in said financial statements.

           (m) Condemnation. No Condemnation or other proceeding has been commenced or, to Borrower's best knowledge, is contemplated with respect to all or any portion of any of the Properties or for the relocation of roadways providing access to any of the Properties.

           (n) Federal Reserve Regulations. No part of the proceeds of the Loan will be used for the purpose of purchasing or acquiring any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System or for any other purpose which would be inconsistent with such Regulation U or any other Regulations of such Board of Governors, or for any purposes prohibited by Legal Requirements or by the terms and conditions of this Agreement or the other Loan Documents.

           (o) Utilities and Public Access. Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its respective intended uses. All public utilities necessary or convenient to the full use and enjoyment of each of the Properties are located either in the public right-of-way abutting such Properties (which are connected so as to serve the Properties without passing over other property) or in recorded easements serving such Properties and such easements are set forth in the Title Insurance Policies. All roads necessary for the access to or use of each of the Properties for their current respective purposes have been completed and dedicated to public use and accepted by all Governmental Authorities.

           (p) Not a Foreign Person. Borrower is not a "foreign person" within the meaning of (Section) 1445(f)(3) of the Code.

           (q) Separate Lots. Each Individual Property is comprised of one (1) or more parcels which constitutes a separate tax lot and does not constitute a portion of any other tax lot not a part of such Individual Property.

           (r) Assessments. There are no pending or to the best of Borrower's knowledge, proposed special or other assessments for public improvements or otherwise affecting any of the Properties, nor to the best of Borrower's knowledge, are there any contemplated improvements to any of the Properties that may result in such special or other assessments.

                                                                              38
           (s) Enforceability. The Loan Documents are not subject to any right of rescission, set-off, counterclaim or defense by Borrower, including the defense of usury, nor would the operation of any of the terms of the Loan Documents, or the exercise of any right thereunder, render the Loan Documents unenforceable, and Borrower has not asserted any right of rescission, set-off, counterclaim or defense with respect thereto.

           (t) No Prior Assignment. There are no prior assignments of the Leases or any portion of the Rents due and payable or to become due and payable which are presently outstanding.

           (u) Insurance. Borrower has obtained and has delivered to Lender certified copies of all insurance policies reflecting the insurance coverages, amounts and other requirements set forth in this Agreement.

           (v) Use of Properties. Each of the Properties is used exclusively for hotel/motel purposes and other appurtenant and related uses including, but not limited to, restaurants and lounges.

           (w) Certificate of Occupancy; Licenses. All certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits for the legal use, occupancy and operation of each of the Properties as a hotel (collectively, the "Licenses"), have been obtained and are in full force and effect. The Borrower shall keep and maintain all licenses necessary for the operation of each of the Properties as a hotel. The use being made of each Individual Property is in material conformity with the certificate of occupancy issued for such Individual Property.

           (x) Flood Zone. Except as shown on the Surveys, none of the Improvements on any of the Properties are located in an area as identified by the Federal Emergency Management Agency as an area having special flood hazards.

           (y) Physical Condition. Each of the Properties, including, without limitation, all buildings, improvements, parking facilities, sidewalks, storm drainage systems, roofs, plumbing systems, HVAC systems, fire protection systems, electrical systems, equipment, elevators, exterior sidings and doors, landscaping, irrigation systems and all structural components, are in good condition, order and repair in all material respects; there exist no structural or other material defects or damages in any of the Properties, whether latent or otherwise, and Borrower has not received notice from any insurance company or bonding company of any defects or inadequacies in any of the Properties, or any part thereof, which would adversely affect the insurability of the same or cause the imposition of extraordinary premiums or charges thereon or of any termination or threatened termination of any policy of insurance or bond.

           (z) Boundaries. All of the improvements which were included in determining the appraised value of each Individual Property lie wholly within the boundaries and building restriction lines of such Individual Property, and no improvements on adjoining properties encroach upon such Individual Property, and no easements or other encumbrances upon the applicable Individual Property encroach upon any of the improvements, so as to materially and adversely affect the value or marketability of the applicable Individual Property except those which are insured against by title insurance.

           (aa) Leases. The Properties are not subject to any Leases other than the Leases disclosed by Borrower in writing by Lender in connection with this Agreement. No person has any possessory interest in any of the Properties or right to occupy the same except under and pursuant to the provisions of the Leases and except for any prepaid or otherwise confirmed reservation or occupancy rights in the ordinary course of the operation of the Properties. The current Leases are in full force and effect and there are no defaults thereunder by either party and there are no conditions that, with the passage of time or the giving of notice, or both, would constitute defaults thereunder.

           (bb) Survey. The Survey for each of the Properties delivered to Lender in connection with this Agreement has been prepared in accordance with the provisions of Section 3.1(c)(iii) hereof, and does not fail to reflect any material matter affecting any of the Properties or the title thereto.

           (cc) Loan to Value. The original principal balance of the Loan does not exceed seventy percent (70%) of the aggregate fair market value as of the date hereof of the interests in real property securing the Loan.

           (dd) Filing and Recording Taxes. All transfer taxes, deed stamps, intangible taxes or other amounts in the nature of transfer taxes required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the transfer of the Properties to Borrower have been paid. All mortgage, mortgage recording, stamp, intangible or other similar tax required to be paid by any Person under applicable Legal Requirements currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Mortgages encumbering the Properties have been paid, and, under current Legal Requirements, the Mortgages encumbering the Properties are enforceable in accordance with their respective terms by Lender (or any subsequent holder thereof).

           (ee) Single-Purpose. Borrower hereby represents and warrants to, and covenants with, Lender that as of the date hereof and until such time as the Debt shall be paid in full:

           (i) Borrower does not own and will not own any asset or property other than (A) the Properties, and (B) incidental personal property necessary or appropriate for the ownership or operation of the Properties.

           (ii) Borrower will not engage in any business other than the ownership, management and operation of the Properties and Borrower will conduct and operate its business as presently conducted and operated.

           (iii) Borrower will not enter into any contract or agreement with any Affiliate of the Borrower, any constituent party of Borrower or any Affiliate of any constituent party, except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than any such party.

           (iv) Except as otherwise disclosed in writing to Lender and approved by Lender, Borrower has not incurred and will not incur any indebtedness, secured or unsecured, direct or indirect, absolute or contingent (including guaranteeing any obligation), other than (A) the Debt, (B) unsecured trade payables customarily satisfied within thirty (30) days and (C) debt incurred in financing the Insurance Premiums required to be paid under this Agreement (so long as the terms and conditions of Sections 7.1 and 7.3 are satisfied). Except as set forth in the immediately preceding sentence, no indebtedness other than the Debt may be secured (subordinate or pari passu) by the Properties.

           (v) Borrower has not made and will not make any loans or advances to any third party (including any Affiliate or constituent party).

           (vi) Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including employment and overhead expenses) from its assets as the same shall become due.

           (vii) Borrower has done or caused to be done and will do all things necessary to observe partnership formalities and preserve its existence, and Borrower will not, nor will Borrower's general partner amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, trust or other organizational documents of Borrower without the prior written consent of Lender, which consent will not be unreasonably withheld or delayed provided that such amendment or modification is not inconsistent with or does not violate any of the representations, warranties and/or covenants set forth in this Section 4.1(ee) or any of the assumptions in the substantive non-consolidation opinion delivered to Lender in connection with the making of the Loan.

           (viii) Borrower will maintain books, records, financial statements and bank accounts separate from those of its Affiliates and any constituent party and Borrower will file its own tax returns.

           (ix) Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any Affiliate of Borrower or any constituent party of Borrower or any Affiliate of any constituent party), and shall conduct business in its own name and shall maintain and utilize a separate telephone number and separate stationery, invoices and checks.

           (x) Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

           (xi) Neither Borrower nor any constituent party will seek or effect the liquidation, dissolution or winding up, in whole or in part, of the Borrower.

           (xii) Borrower will not commingle the funds and other assets of Borrower with those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person.

           (xiii) Borrower has and will maintain its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any Affiliate or constituent party or any Affiliate of any constituent party or any other Person.

           (xiv) Borrower does not and will not hold itself out to be responsible for the debts or obligations of any other Person.

           (xv) If Borrower is a limited partnership, and its general partner is a corporation whose sole asset is its interest in Borrower, such general partner will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 4.1(ee) as if such representation, warranty or covenant was made directly by such general partner.

           (xvi) Borrower shall at all times cause there to be at least one duly appointed member of the board of directors (an "Independent Director") of the general partner of Borrower reasonably satisfactory to Lender who shall not have been at the time of such individual's initial appointment, and may not have been at any time during the preceding five years (i) a shareholder of, or an officer, director, partner or employee of, Borrower or any of its shareholders, subsidiaries or Affiliates, (ii) a material customer of, or material supplier to, Borrower or any of its shareholders, subsidiaries or Affiliates, (iii) a Person controlling or under common control with any such shareholder, partner supplier or customer, or (iv) a member of the immediate family of any such shareholder, officer, director, partner, employee, supplier or customer of any other director of Borrower. As used herein, the term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

           (xvii) Borrower shall not cause or permit the board of directors of the general partner of Borrower to take any action which, under the terms of any certificate of incorporation, by-laws or any voting trust agreement with respect to any common stock, requires a vote of the board of directors of the general partner of Borrower unless at the time of such action there shall be at least one member who is an Independent Director.

           (xviii) Borrower shall conduct its business so that the assumptions made with respect to Borrower in that certain substantive non-consolidation opinion letter, dated even date herewith delivered by Messrs. Baker & Hostetler in connection with the Loan shall be true and correct in all respects.

     Section 4.2  Survival of Representations.

     Borrower agrees that all of the representations and warranties of Borrower set forth in Section 4.1 and elsewhere in this Agreement and in the other Loan Documents shall survive for so long as any amount remains owing to Lender under this Agreement or any of the other Loan Documents by Borrower. All representations, warranties, covenants and agreements made in this Agreement or in the other Loan Documents by Borrower shall be deemed to have been relied upon by Lender notwithstanding any investigation heretofore or hereafter made by Lender or on its behalf.

                           V.  AFFIRMATIVE COVENANTS

     Section 5.1  Borrower Covenants.

     From the date hereof and until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering the Properties (and all related obligations) in accordance with the terms of this Agreement and the other Loan Documents, Borrower hereby covenants and agrees with Lender that:

           (a) Existence; Compliance with Legal Requirements; Insurance. Borrower shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its existence, rights, licenses, permits and franchises and comply with all Legal Requirements applicable to it and its

Properties. Borrower shall at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and shall keep all of the Properties in good working order and repair, and from time to time make, or cause to be made, all reasonably necessary repairs, renewals, replacements, betterments and improvements thereto, all as more fully provided in the Mortgages encumbering such Properties. Borrower shall keep each of the Properties insured at all times by financially sound and reputable insurers, to such extent and against such risks, and maintain liability and such other insurance, as is more fully provided in this Agreement.

           (b) Taxes, Sales Taxes and Other Charges. Borrower shall pay all Taxes and Other Charges now or hereafter levied or assessed or imposed against the Properties or any part thereof as the same become due and payable. Borrower shall also pay all Sales Taxes as the same become due and payable to the applicable governmental authority. Borrower will deliver to Lender receipts for payment or other evidence satisfactory to Lender that the Taxes, Sales Taxes and Other Charges have been so paid or are not then delinquent no later than the date on which the Taxes, Sales Taxes and/or Other Charges would otherwise be delinquent if not paid. Borrower shall not suffer and shall promptly cause to be paid and discharged any lien or charge whatsoever which may be or become a lien or charge against the Properties (except for Permitted Encumbrances and any other Liens permitted by the Loan Documents), and shall promptly pay for all utility services provided to the Properties. Borrower shall furnish to Lender receipts for the payment of the Taxes and the Other Charges prior to the date the same shall become delinquent (provided, however, that Borrower is not
                                  --------  -------
required to furnish such receipts for payment of Taxes in the event that such Taxes have been paid by Lender pursuant to Section 7.3 hereof). After prior written notice to Lender, Borrower, at its own expense, may contest by appropriate legal proceeding, promptly initiated and conducted in good faith and with due diligence, the amount or validity or application in whole or in part of any Taxes or Other Charges, provided that (i) no Default or Event of Default (other than nonpayment of the contested Taxes or Other Charges) has occurred and remains uncured, (ii) Borrower is permitted to do so under the provisions of any mortgage or deed of trust superior in lien to the applicable Mortgage, (iii) such proceeding shall suspend the collection of Taxes or Other Charges from the applicable Individual Property, (iv) such proceeding shall be permitted under and be conducted in accordance with the provisions of any other instrument to which Borrower is subject and shall not constitute a default thereunder and such proceeding shall be conducted in accordance with all applicable statutes, laws and ordinances,
(v) no Individual Property nor any part thereof or interest therein will be in danger of being sold, forfeited, terminated, canceled or lost, (vi) Borrower shall have furnished such security as may be required in the proceeding, or as may be reasonably and customarily requested by Lender, to insure the payment of any such Taxes or Other Charges, together with interest and penalties thereon, and (vii) Borrower shall promptly upon final determination thereof pay the amount of any such Taxes or Other Charges, together with all costs, interest and penalties which may be payable in connection therewith. Lender may pay over any such cash deposit or part thereof held by Lender to the claimant entitled thereto at any time when, in the judgment of Lender, the entitlement of such claimant is established. Borrower acknowledges as of the Closing Date, the public records of certain jurisdictions in which certain of the Properties are located do not reflect that Taxes for Tax Year 1995 have been paid in full. Borrower agrees to use its best efforts to deliver to Lender by no later than January 31, 1996 receipts, cancelled checks or other evidence of payment of such Taxes reasonably satisfactory to Lender and to further use its best efforts to deliver to Lender by no later than February 15, 1996 certified copies of the official real property Tax records from such jurisdictions establishing that such Taxes have been paid and sufficient to cause the title insurance company issuing the Title Policies not to take an exception in the Title Policies for Taxes for Tax Year 1995.

           (c) Litigation. Borrower shall give prompt written notice to Lender of any litigation or governmental proceedings pending or threatened in writing, or verbally to any officer of Westar Hotels, Inc., against Borrower which might materially adversely affect Borrower's condition (financial or otherwise) or business or any of the Properties.

           (d) Access to Premises. Borrower shall permit agents, representatives and employees of Lender to inspect any of its Properties or any part thereof at reasonable hours upon reasonable advance notice (which may be given verbally) and subject to the rights of hotel occupants.

           (e) Notice of Default. Borrower shall promptly advise Lender of any material adverse change in Borrower's condition, financial or otherwise, or of the occurrence of any Default or Event of Default of which Borrower has knowledge.

          (f) Cooperate in Legal Proceedings. Borrower shall cooperate fully with Lender with respect to any proceedings before any court, board or other Governmental Authority which may in any way affect the rights of Lender hereunder or any rights obtained by Lender under any of the other Loan Documents and, in connection therewith, permit Lender, at its election, to participate in any such proceedings.

          (g) Perform Loan Documents. Borrower shall observe, perform and satisfy all the terms, provisions, covenants and conditions of, and shall pay when due all costs, fees and expenses to the extent required under the Loan Documents executed and delivered by, or applicable to, Borrower.

          (h) Insurance Benefits. Borrower shall cooperate with Lender in obtaining for Lender the benefits of any Insurance Proceeds lawfully or equitably payable in connection with any of the Properties, and Lender shall be reimbursed for any expenses incurred in connection therewith (including reasonable attorneys' fees and disbursements, and the payment by Borrower of the expense of an appraisal on behalf of Lender in case of a fire or other casualty affecting any of the Properties or any part thereof) out of such Insurance Proceeds.

          (i) Further Assurances; Supplemental Mortgage Affidavits. (i) Borrower shall, at Borrower's sole cost and expense:

              (A) furnish to Lender all instruments, documents, boundary surveys, footing or foundation surveys, certificates, plans and specifications, appraisals, title and other insurance reports and agreements, and each and every other document, certificate, agreement and instrument required to be furnished by Borrower pursuant to the terms of the Loan Documents or reasonably requested by Lender in connection therewith;

              (B) execute and deliver to Lender such documents, instruments, certificates, assignments and other writings, and do such other acts necessary or desirable, to evidence, preserve and/or protect the collateral at any time securing or intended to secure the obligations of Borrower under the Loan Documents, as Lender may reasonably require; and

              (C) do and execute all and such further lawful and reasonable acts, conveyances and assurances for the better and more effective carrying out of the intents and purposes of this Agreement and the other Loan Documents, as Lender shall reasonably require from time to time.

          (j) As of the date hereof, Borrower represents that it has paid all state, county and municipal recording and all other taxes imposed upon the execution and recordation of the Mortgages encumbering each of the Properties or that such taxes will be paid out of the Loan Proceeds. If at any time Lender determines, based on applicable law, that Lender is not being afforded the maximum amount of security available from any one or more of the Properties as a direct or indirect result of applicable taxes not having been paid with respect to any such Properties, Borrower agrees that Borrower will execute, acknowledge and deliver to Lender, immediately upon Lender's request, supplemental affidavits (a) increasing the amount of the Debt attributable to any such Individual Property (as set forth on Schedule I annexed hereto and as reduced from time to time by the Monthly Debt Service Payment Amount) for which all applicable taxes have been paid to an amount determined by Lender to be equal to the lesser of (i) the greater of the fair market value of the applicable Individual Property (x) as of the date hereof and (y) as of the date such supplemental affidavits are to be delivered to Lender, and (ii) the amount of the Debt attributable to any such Individual Property (as set forth on Schedule I annexed hereto and as so reduced), and (b) decreasing the amount of the Debt, on a proportionate basis, attributable to the other Properties (as set forth on Schedule I annexed hereto and as so reduced), and Borrower shall, on demand, pay any additional taxes.

          (k) Financial Reporting.

          (i) Borrower will keep and maintain or will cause to be kept and maintained on a Fiscal Year basis, prepared in accordance with GAAP and presented in accordance with the Uniform System of Accounts, proper and accurate books, records and accounts reflecting all of the financial affairs of Borrower and all items of income and expense in connection with the operation on an individual basis of each of the Properties and in connection with any services, equipment or furnishings provided in connection with the operation of each of the Properties, whether such income or expense be realized by Borrower or by any other Person whatsoever, excepting lessees unrelated to and unaffiliated with Borrower who have leased from Borrower portions of any of the Properties for the purpose of occupying the same. Lender shall have the right at its sole cost from time to time at all times during normal business hours upon reasonable notice to examine such books, records and accounts at the office of Borrower or other Person maintaining such books, records and accounts and to make such copies or extracts thereof as Lender shall desire. After the occurrence of an Event of Default, Borrower shall pay any costs and expenses incurred by Lender to examine Borrower's accounting records with respect to the Properties, as Lender shall determine to be necessary or appropriate in the protection of Lender's interest.

     (ii) Borrower will furnish to Lender annually, within ninety (90) days following the end of each Fiscal Year of Borrower, a complete copy of Borrower's annual financial statements prepared in accordance with GAAP and presented in accordance with the Uniform System of Accounts and audited by one of the "Big Six" independent certified public accounting firms or by another independent certified public accountant reasonably acceptable to Lender and covering the Properties on a combined basis as well as each Individual Property for such Fiscal Year and containing balance sheets and statements of profit and loss for the Borrower and the Properties in such detail as Lender may reasonably request. Such statements shall set forth the financial condition and the income and expenses for the Properties for the immediately preceding calendar year, including without limitation statements of annual Net Operating Income, Gross Income from Operations and Hotel Operating Expenses. Borrower's annual financial statements shall be accompanied by (i) a comparison of the budgeted income and expenses and the actual income and expenses for the prior Fiscal Year, and (ii) a certificate executed by the chief financial officer of the general partner of Borrower, stating that each such annual financial statement presents fairly the financial condition of the Properties being reported upon and has been prepared in accordance with GAAP and presented in accordance with the Uniform system of Accounts. All audited financial statements shall, in addition to the foregoing, be accompanied by a report from such independent certified public accountants on a schedule reconciling Net Operating Income to Net Cash Flow (the "Net Cash Flow Schedule"). The Net Cash Flow Schedule shall itemize all adjustments, deemed material by such certified public accountants, made to Net Operating Income to calculate Net Cash Flow. Together with Borrower's annual audited financial statements, Borrower shall furnish to Lender an Officer's Certificate certifying as of the date thereof whether there exists an event or circumstance which constitutes a Default or Event of Default under the Loan Documents executed and delivered by, or applicable to, Borrower, and if such Default or Event of Default exists, the nature thereof, the period of time it has existed and the action then being taken to remedy the same. In addition to the annual audited financial statements to be delivered by Borrower as described above, Borrower shall furnish to Lender within forty (40) days following the end of each Fiscal Year of Borrower a complete, but unaudited, copy of such financial statements.

     (iii) Borrower will furnish, or cause to be furnished, to Lender on or before twenty (20) days after the end of each calendar month the following items, accompanied by a certificate of the chief financial officer of the general partner of Borrower, stating that such items are true, correct, accurate, and complete and fairly present the financial condition and results of the operations of Borrower and the Properties on a combined basis as well as each Individual Property (subject to normal year-end adjustments) as applicable:
(i) a report of occupancy for the subject month, including an average daily rate, and any and all franchise inspection reports received by Borrower during the subject month; (ii) monthly and year to date operating statements prepared for each calendar month, noting Net Operating Income, Gross Income from Operations, and Hotel Operating Expenses (not including any contributions to the Replacement Reserve Fund), the amount of sales taxes, use taxes or licensing fees paid for the period and other information necessary and sufficient under GAAP to fairly represent the financial position and results of operation of the Properties during such calendar month, all in form satisfactory to Lender;
(iii) a property balance sheet for each such month; (iv) a comparison of the budgeted income and expenses and the actual income and expenses for each such month, and year to date, together with detailed explanations of any variances of five percent (5%) or more between budgeted and actual amounts and (v) a calculation reflecting the annual Debt Service Coverage Ratio for the immediately preceding twelve (12) month period as of the last day of each such month. The above referenced certificate shall also be accompanied by a certificate of the chief financial officer of the general partner of Borrower stating that the representations and warranties of Borrower set forth in Section 4.1(ee)(iv) are true and correct as of the date of such certificate and that
there are no trade payables outstanding for more than thirty (30) days.   In
addition, the above referenced certificate shall be accompanied by a Net

     Cash Flow Schedule (unaudited), itemizing all adjustments made to Net Operating Income for the applicable period to calculate Net Cash Flow for such period. With respect to the monthly and year to date reports and certificates required under this Section 5.1(k)(iii) for the months of January and February, 1996, Borrower agrees to furnish the same to Lender on or before fourteen (14) days after the end of each of such months.

          (iv) Borrower shall furnish to Lender, within ten (10) Business Days after request (or as soon thereafter as may be reasonably possible), such further detailed information with respect to the operation of any of the Properties and the financial affairs of Borrower as may be reasonably requested by Lender. In the event that Borrower fails to provide to Lender or its designee any of the financial statements, certificates, reports or information (the "Required Records") required by this Section 5.1(k) within thirty (30) days after the date upon which such Required Record is due, Borrower shall pay to Lender, at Lender's option and in its sole discretion, an amount equal to $10,000 for each Required Record that is not delivered; provided that, Lender has given at least fifteen (15) days prior written notice to Borrower of such failure by Borrower to timely submit the applicable Required Record and the above payment requirement relating to such failure.

          (l) Business and Operations. Borrower will continue to engage in the businesses presently conducted by it as and to the extent the same are necessary for the ownership, maintenance, management and operation of each of the Properties. Borrower will qualify to do business and will remain in good standing under the laws of each jurisdiction as and to the extent the same are required for the ownership, maintenance, management and operation of each of the Properties.

          (m) Title to the Properties. Borrower will warrant and defend (i) the title to each of the Properties and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances), and (ii) the validity and priority of the Liens of the Mortgages and the Assignments of Leases on the Properties, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever. Borrower shall reimburse Lender for any losses, costs, damages or expenses (including reasonable attorneys' fees and court costs) incurred by Lender if an interest in any of the Properties, other than as permitted hereunder, is claimed by another Person.

          (n) Costs of Enforcement. In the event (i) that any Mortgage encumbering any of the Properties is foreclosed in whole or in part or that any such Mortgage is put into the hands of an attorney for collection, suit, action or foreclosure, (ii) of the foreclosure of any mortgage prior to or subsequent to any Mortgage encumbering any of the Properties in which proceeding Lender is made a party, or (iii) of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of Borrower or an assignment by Borrower for the benefit of its creditors, Borrower, its successors or assigns, shall be chargeable with and agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

          (o) Estoppel Statement. (i) After request by Lender, Borrower shall within ten (10) days furnish Lender with a statement, duly acknowledged and certified, setting forth (A) the amount of the original principal amount of the Note, (B) the unpaid principal amount of the Note, (C) the Interest Rate of the Note, (D) the date installments of interest and/or principal were last paid,
(E) any offsets or defenses to the payment of the Debt, if any, and (F) that the Note, this Agreement, the Mortgages and the other Loan Documents are valid, legal and binding obligations and have not been modified or if modified, giving particulars of such modification.

          (ii) Borrower shall use its commercially reasonable good faith efforts to deliver to Lender within twenty (20) days after request, tenant estoppel certificates from each commercial tenant at the Properties in form and substance reasonably satisfactory to Lender provided that Borrower shall not be required to deliver such certificates more frequently than two
     (2) times in any calendar year.

          (iii) After request by Lender, Borrower shall within ten (10) days furnish Lender with a certificate reaffirming all representations and warranties of Borrower set forth herein and in the other Loan Documents as of the date requested by Lender or, to the extent of any changes to any such representations and warranties, so stating such changes.

          (p) Loan Proceeds. Borrower shall use the proceeds of the Loan received by it on the Closing Date only for the purposes set forth in Section 2.2.

          (q) Performance by Borrower. Borrower shall in a timely manner observe, perform and fulfill each and every covenant, term and provision of each Loan Document executed and delivered by, or applicable to, Borrower, and shall not enter into or otherwise suffer or permit any amendment, waiver, supplement, termination or other modification of any Loan Document executed and delivered by, or applicable to, Borrower without the prior written consent of Lender.

          (r) Annual Operating Budget and Capital Expenditures Budget. Borrower shall prepare and deliver to Lender, within forty-five (45) days prior to the commencement of each Fiscal Year of Borrower, Annual Budgets in accordance with, and subject to Lender's approval pursuant to, Section 2.6.4(b).

          (s) Confirmation of Representations. In addition to and not in limitation of the covenants and agreements of Borrower contained in Section 7.1, Borrower shall deliver, in connection with any Secondary Market Transaction, (i) one or more Officer's Certificates certifying as to the accuracy of all representations made by Borrower in the Loan Documents as of the date of the closing of such Secondary Market Transaction in all relevant jurisdictions, and
(ii) certificates of the relevant Governmental Authorities in all relevant jurisdictions indicating the good standing and qualification of Borrower and its general partner as of the date of the Secondary Market Transaction.

          (t) No Joint Assessment. Borrower shall not suffer, permit or initiate the joint assessment of any Individual Property (i) with any other real property constituting a tax lot separate from such Individual Property, and (ii) with any portion of such Individual Property which may be deemed to constitute personal property, or any other procedure whereby the lien of any taxes which may be levied against such personal property shall be assessed or levied or charged to such Individual Property.

          (u) Leasing Matters. Any Leases with respect to an Individual Property written after the date hereof shall be approved by Lender, which approval shall not be unreasonably withheld, conditioned or delayed. Upon request, Borrower shall furnish Lender with executed copies of all Leases. All renewals of Leases and all proposed Leases shall provide for rental rates comparable to existing local market rates. All proposed Leases shall be on commercially reasonable terms and shall not contain any terms which would materially affect Lender's rights under the Loan Documents. All Leases executed after the date hereof shall provide that they are subordinate to the Mortgage encumbering the applicable Individual Property and that the lessee agrees to attorn to Lender. Borrower (i) shall observe and perform the obligations imposed upon the lessor under the Leases in a commercially reasonable manner; (ii) shall enforce and may amend or terminate the terms, covenants and conditions contained in the Leases upon the part of the lessee thereunder to be observed or performed in a commercially reasonable manner; (iii) shall not collect any of the rents more than one (1) month in advance (other than security deposits); (iv) shall not execute any other assignment of lessor's interest in the Leases or the Rents (except as contemplated by the Loan Documents); (v) shall not alter, modify or change the terms of the Leases in a manner inconsistent with the provisions of the Loan Documents; and (vi) shall execute and deliver at the request of Lender all such further assurances, confirmations and assignments in connection with the Leases as Lender shall from time to time reasonably require.

          (v) Principal Place of Business. Borrower shall not change its principal place of business set forth on the first page of this Agreement without first giving Lender thirty (30) days prior written notice.

                            VI.  NEGATIVE COVENANTS

     Section 6.1  Borrower's Negative Covenants.

     From the date hereof until payment and performance in full of all obligations of Borrower under the Loan Documents or the earlier release of the Liens of all Mortgages encumbering each of the Properties in accordance with the terms of this Agreement and the other Loan Documents, Borrower covenants and agrees with Lender that it will not do, directly or indirectly, any of the following:

          (a) Operation of Properties. Borrower shall not, without the prior consent of Lender (which consent may be granted or withheld in Lender's sole discretion), materially modify, amend, extend or terminate any Management Agreement relating to any Individual Property or otherwise replace the Manager or enter into any other management agreement or any franchise agreements with respect to any of the Properties.

          (b) Liens. Borrower shall not, without the prior written consent of Lender, create, incur, assume or suffer to exist any Lien on any portion of any of the Properties or permit any such action to be taken, except:

          (i)    Permitted Encumbrances;

          (ii)   Liens created by or permitted pursuant to the Loan Documents;

          (iii)  Liens for Taxes, or Other Charges not yet due.

          (c) Dissolution. Borrower shall not dissolve, terminate, liquidate, merge with or consolidate into another Person.

          (d) Change In Business. Borrower shall not enter into any line of business other than the ownership and operation of the Properties, or make any material change in the scope or nature of its business objectives, purposes or operations, or undertake or participate in activities other than the continuance of its present business.

          (e) Debt Cancellation. Borrower shall not cancel or otherwise forgive or release any claim or debt (other than termination of Leases in accordance herewith) owed to Borrower by any Person, except for adequate consideration and in the ordinary course of Borrower's business.

          (f) Affiliate Transactions. Borrower shall not enter into, or be a party to, any transaction with an Affiliate of Borrower or any of the partners of Borrower except in the ordinary course of business and on terms which are fully disclosed to Lender in advance and are no less favorable to Borrower or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party.

          (g) Zoning. Borrower shall not initiate or consent to any zoning reclassification of any portion of any of the Properties or seek any variance under any existing zoning ordinance or use or permit the use of any portion of any of the

Properties in any manner that could result in such use becoming a non-conforming use under any zoning ordinance or any other applicable land use law, rule or regulation, without the prior consent of Lender.

          (h) Assets. Borrower shall not purchase or own any real properties other than the Properties and the personal property used directly in connection with the operation and maintenance of the Properties.

          (i) Debt. Borrower shall not create, incur or assume any debt other than (A) the Debt, (B) the loan evidenced by that certain unsecured Floating Rate Note, from Borrower to Lender generally referred to as the "Mezzanine Loan", (C) unsecured trade debt customarily payable within thirty (30) days and
(D) indebtedness incurred in financing the Insurance Premiums required to be paid under this Agreement (so long as the terms and conditions of Sections 7.1 and 7.3 are satisfied).


                     VII.  CASUALTY; CONDEMNATION; ESCROWS

     Section 7.1  Insurance; Casualty and Condemnation.

          7.1.1 Insurance. (a) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender shall keep the Properties (separately or in the aggregate) insured and obtain and maintain during the entire term of this Agreement (the "Term") policies of insurance insuring against loss or damage by fire and lightning and against loss or damage by all other risks and hazards covered by a standard extended coverage insurance policy including, without limitation, riot and civil commotion, vandalism, malicious mischief, burglary and theft. Such insurance shall be in an amount equal to the greatest of (i) the then full replacement cost of the Properties, without deduction for physical depreciation, (ii) the outstanding principal balance of the Loan, and
(iii) such amount that the insurer would not deem Borrower a co-insurer under said policies. The policies of insurance carried in accordance with this paragraph shall be paid annually in advance and shall contain a "Replacement Cost Endorsement" with a waiver of depreciation.

          (b) Borrower, at its sole cost and expense, for the mutual benefit of Borrower and Lender shall also obtain and maintain during the Term the following policies of insurance:

          (i) Flood insurance if any part of an Individual Property is located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Program in an amount at least equal to the Allocable Loan Amount for the related Individual Property or the maximum limit of coverage available with respect to the related Individual Property under said program, whichever is less.

          (ii) Comprehensive public liability insurance, including broad form property damage, blanket contractual and personal injuries (including death resulting therefrom) coverages and containing minimum limits per occurrence of $1,000,000.00 and $2,000,000.00 in the aggregate for any policy year. In addition, at least $5,000,000.00 excess and/or umbrella liability insurance shall be obtained and maintained during the Term for any and all claims, including all legal liability imposed upon Borrower and all court costs and attorneys' fees incurred in connection with the ownership, operation and maintenance of the Properties.

          (iii) Rental loss and/or business interruption insurance in an amount equal to the lesser of (A) the estimated gross revenues from the operations of the Properties for the next succeeding eighteen (18) month period or (B) the projected operating expenses (including debt service) for the maintenance and operation of the Properties for the next succeeding eighteen (18) month period. The amount of such insurance shall be increased from time to time during the Term as and when the estimate of Net Operating Income or projected operating expenses, as may be applicable, increases.

          (iv) Insurance against loss or damage from (A) leakage of sprinkler systems and (B) explosion of steam boilers, air conditioning equipment, high pressure piping, machinery and equipment, pressure vessels or similar apparatus now or hereafter installed in any of the

     Improvements (without exclusion for explosions), in an amount at least equal to the original Allocated Loan Amount for each of the Properties.

          (v) Worker's compensation insurance with respect to any employees of Borrower, as required by any governmental authority or legal requirement.

          (vi) During any period of repair or restoration, builder's "all risk" insurance in an amount equal to not less than the full insurable value of the applicable Individual Property against such risks (including, without limitation, fire and extended coverage and collapse of the Improvements to agreed limits) as Lender may reasonably request, in form and substance reasonably acceptable to Lender.

          (vii) If any Individual Property is or becomes a "non-conforming use" under applicable zoning and building ordinances, ordinance or law coverage to compensate for the cost of demolition and the increased cost of construction for the applicable Individual Property.

          (viii) Such other insurance as may from time to time be reasonably required by Lender in order to protect its interests.

          (c) All policies of insurance (the "Policies") required pursuant to this Section 7.1.1 (i) shall be issued by companies approved by Lender and licensed to do business in all States where the Properties are located, with a claims paying ability rating of "AA" or better by Standard & Poor's Ratings Group; (ii) shall name Lender and its successors and/or assigns as their interest may appear as the mortgagee; (iii) shall contain a non-contributory standard mortgagee clause and a mortgagee's loss payable endorsement, or their equivalents, naming Lender as the person to which all payments made by such insurance company shall be paid; (iv) shall contain a waiver of subrogation against Lender; (v) shall be maintained throughout the Term without cost to Lender; (vi) shall be assigned and certified copies thereof delivered to Lender;
(vii) shall contain such provisions as Lender deems reasonably necessary or desirable to protect its interest including, without limitation, endorsements providing that neither Borrower, Lender nor any other party shall be a co-insurer under said Policies and that Lender shall receive at least thirty (30) days prior written notice of any modification, reduction or cancellation of any of the Policies; and (viii) otherwise shall be approved by

Lender in the exercise of its reasonable judgment as to amounts, form, risk coverage, deductibles, loss payees and insureds. In no event may the deductibles on the property damage or casualty policies exceed five percent (5%) of the Net Operating Income for the previous Fiscal Year. Borrower shall pay the premiums for such Policies (the "Insurance Premiums") as the same become due and payable and shall furnish to Lender evidence of the renewal of each of the Policies with receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to Lender (provided, however,
                                                            --------  -------
that Borrower is not required to furnish such evidence of payment to Lender in the event that such Insurance Premiums have been paid by Lender pursuant to
Section 7.3 hereof). If Borrower does not furnish such evidence and receipts at least twenty (20) days prior to the expiration of any expiring Policy, then Lender may procure, but shall not be obligated to procure, such insurance and pay the Insurance Premiums therefor, and Borrower agrees to reimburse Lender for the cost of such Insurance Premiums promptly on demand. Within thirty (30) days after request by Lender, Borrower shall obtain such increases in the amounts of coverage required hereunder as may be reasonably requested by Lender, taking into consideration changes in the value of money over time, changes in liability laws, changes in prudent customs and practices, and the like. In the event the Borrower satisfies the requirements under this Section 7.1.1 through the use of a Policy covering more than the Properties, the Borrower shall provide evidence satisfactory to Lender that the Insurance Premiums for the Properties covered by such Policy are separately allocated under such Policy and payment of such allocation shall continue such Policy as to the Properties notwithstanding any other payment of premiums, or, if no such allocation is available at any time during the Term, Lender shall have the right to increase the Tax and Insurance Escrow or the Premium Deposit, as applicable, in an amount sufficient to purchase a non-blanket Policy covering the Properties from insurance companies which qualify under this Agreement.

          (d) If any Individual Property is damaged or destroyed, in whole or in part, by fire or other casualty (a "Casualty"), Borrower shall give prompt notice thereof to Lender. Following the occurrence of a Casualty, Borrower, regardless of whether insurance proceeds are available (except to the extent that Lender has elected pursuant to Section 7.1.2(c) to apply the proceeds of the casualty insurance to the payment of the Debt), shall promptly proceed to restore, repair, replace or rebuild the same to be of at least equal value and of substantially the same character as prior to such damage or destruction, all to be effected in accordance with applicable law. The expenses incurred by Lender in the adjustment and collection of insurance proceeds shall become part of the Debt and be secured hereby and shall be reimbursed by Borrower to Lender upon demand.

          7.1.2 Casualty and Application of Proceeds. (a) In case of loss or damages covered by any of the Policies, the following provisions shall apply:

          (i) In the event of a Casualty that does not exceed $250,000.00, Borrower may settle and adjust any claim without the consent of Lender, provided that such adjustment is carried out in a competent and timely manner. In such case, Borrower is hereby authorized to collect and receipt for any such insurance proceeds.

          (ii) In the event a Casualty shall exceed $250,000.00, then and in that event, Lender may settle and adjust any claim without the consent of Borrower, but in consultation with Borrower and with Borrower's reasonable input, and agree with the insurance company or companies on the amount to be paid on the loss (all in a commercially diligent and timely manner under the circumstances) and the proceeds of any such policy shall be due and payable solely to Lender and held in escrow by Lender in accordance with the terms hereof.

          (b) In the event of a Casualty to an Individual Property where the loss is in an aggregate amount less than thirty percent (30%) of the Allocated Loan Amount for such Individual Property, and if, in the reasonable judgment of Lender, the Individual Property can be restored within nine (9) months and prior to maturity of the Note to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Casualty) and not less useful than the same was prior to the Casualty, and after such restoration will adequately secure the outstanding balance of the Allocated Loan Amount, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of insurance (after reimbursement of any expenses reasonably incurred by Lender) shall be applied to pay for the cost of restoring, repairing, replacing or rebuilding the Individual Property or part thereof subject to the Casualty (the "Restoration"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Restoration; provided that (i) Borrower shall pay all costs (and if reasonably required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Restoration in excess of the net proceeds of insurance made available pursuant to the terms hereof; (ii) the Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Restoration, the sum of (A) income derived from the applicable Individual Property, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid will equal or exceed the sum of (1) expenses in connection with the operation of such Individual Property and (2) the debt service under the Loan attributable to such Individual Property.

          (c) Except as provided in Section 7.1.2(b) above, the proceeds of insurance collected upon any Casualty shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to pay for the cost of any Restoration in the manner set forth herein. Any such application to the Debt shall be without any prepayment consideration except that if a Default or an Event of Default has occurred and is continuing then the Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 hereof if a Defeasance Deposit was to be made by Borrower. In the event that Lender elects to apply the insurance proceeds to the Debt, Lender shall give Borrower notice of such election and so long as no Event of Default shall have occured or be continuing Borrower shall have the right, for a period of six (6) months from the later of
(i) the date of Lender's notice of its election to apply the proceeds to the Debt or (ii) the date on which Lender and Borrower are irrevocably notified of the amount of insurance proceeds which will be paid by the insurance company for such Casualty (the "Settlement Amount"), to elect to prepay to Lender the Allocated Loan Amount for the Individual Property affected by the Casualty (without any additional prepayment consideration or Yield Maintenance Premium) by paying to Lender such Allocated Loan Amount less the Settlement Amount on or before the end of such six-month period, in which case (A) Lender shall retain the Settlement Amount, (B) Lender shall reduce the Debt by the amount of the Allocated Loan Amount and shall reduce the Debt Service by the amount of Debt Service attributable to such Individual Property, and (C) Lender shall release such Individual Property from the lien of the Mortgage. Any such prepayment shall be subject to the provisions of Section 2.3.2. In the event that Borrower elects not to prepay the Allocated Loan Amount to Lender or does not complete such prepayment within such six (6) month period, then Lender shall apply the Settlement Amount to the Debt and the Borrower shall be released from that portion of the Debt attributable to such Individual Property and the corresponding Debt Service attributable to the Settlement Amount so applied.

          (d) In the event Borrower is entitled to reimbursement out of insurance proceeds held by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the Restoration, (ii) funds, or at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of insurance to complete the proposed Restoration, (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of cost, payment and performance as Lender may reasonably require and approve, and (iv) all plans and specifications for such Restoration, such plans and specifications to be delivered and approved by Lender prior to commencement of any work. In addition, no payment made prior to the final completion of the Restoration shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of insurance shall be disbursed prior to or proportionately with disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in the hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the cost of completion of the Restoration, free and clear of all liens or claims for lien. Any surplus which may remain out of insurance proceeds held by Lender after payment of such costs of Restoration shall be promptly paid to the Borrower.

          7.1.3 Condemnation. (a) Borrower shall promptly give Lender written notice of the actual or threatened (in writing) commencement of any condemnation or eminent domain proceeding (a "Condemnation") and shall deliver to Lender copies of any and all papers served in connection with such Condemnation. Following the occurrence of a Condemnation, Borrower, regardless of whether an Award (hereinafter defined) is available (except to the extent that Lender has elected pursuant to Section 7.1.3(d) to apply the proceeds of such Award to the payment of the Debt), shall promptly proceed to restore, repair, replace or rebuild the same to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation, all to be effected in accordance with applicable law.

          (b) In the event that the potential Award can be reasonably estimated to exceed $250,000.00, Lender is hereby irrevocably appointed as Borrower's attorney-in-fact, coupled with an interest, with exclusive power to collect, receive and retain any award or payment ("Award") for any taking accomplished through a Condemnation and to make any compromise or settlement in connection with such Condemnation, subject to the provisions of this Section. In the event that the potential Award can be reasonably estimated to be less than or equal to $250,000.00, Borrower may collect (but not retain) any Award and made any compromises or settlements in connection therewith. Notwithstanding any Condemnation by any public or quasi-public authority (including, without limitation, any transfer made in lieu of or in anticipation of such a Condemnation), Borrower shall continue to pay the Debt at the time and in the manner provided for in the Note, in this Agreement and the other Loan Documents and the Debt shall not be reduced unless and until any Award shall have been actually received and applied by Lender to expenses of collecting the Award and to discharge of the Debt. Lender shall not be limited to the interest paid on the Award by the condemning authority but shall be entitled to receive out of the Award interest at the rate or rates provided in the Note. Borrower shall cause any Award that is payable to Borrower to be paid directly to Lender.

          (c) In the event of any Condemnation to an Individual Property where the Award is in an aggregate amount less than thirty percent (30%) of the Allocated Loan Amount for such Individual Property and if, in the reasonable judgment of Lender, the Properties can be restored within nine (9) months and prior to maturity of the Note to an economic unit not less valuable (including an assessment of the impact of the termination of any Leases due to such Condemnation) and not less useful than the same was prior to the Condemnation, and after such restoration will adequately secure the outstanding balance of the Allocated Loan Amount, then, if no Default or Event of Default shall have occurred and be then continuing, the proceeds of the Award (after reimbursement of any expenses reasonably incurred by Lender) shall be applied to reimburse Borrower for the cost of restoring, repairing, replacing or rebuilding the Properties or part thereof subject to Condemnation (the "Condemnation Restoration"), in the manner set forth herein. Borrower hereby covenants and agrees to commence and diligently to prosecute such Condemnation Restoration; provided that (i) Borrower shall pay all costs (and if reasonably required by Lender, Borrower shall deposit the total thereof with Lender in advance) of such Condemnation Restoration in excess of the Award made available pursuant to the terms hereof; (ii) the

Condemnation Restoration shall be done in compliance with all applicable laws, rules and regulations; and (iii) Lender shall have received evidence reasonably satisfactory to it that, during the period of the Condemnation Restoration, the sum of (A) income derived from the applicable Individual Property, as reasonably determined by Lender, plus (B) proceeds of rent loss insurance or business interruption insurance, if any, to be paid will equal or exceed the sum of (1) expenses in connection with the operation of such Individual Property and (2) the debt service under the Loan attributable to such Individual Property.

          (d) Except as provided in Section 7.1.3(c) above, the Award collected upon any Condemnation shall, at the option of Lender in its sole discretion, be applied to the payment of the Debt or applied to reimburse Borrower for the cost of the Condemnation Restoration in the manner set forth herein. Any such application to the Debt shall be without any prepayment consideration except that if a Default or Event of Default has occurred then the Borrower shall pay to Lender an additional amount equal to the Yield Maintenance Premium, if any, that would be required under Section 2.3.3 hereof if a Defeasance Deposit was to be made by Borrower. Any such application to the Debt shall be subject to a right in Borrower to elect to prepay the Allocated Loan Amount for the Individual Property affected by such Condemnation, on the same terms and in the same manner as set forth in Section 7.1.2(c), above, with respect to a Casualty, and, if Borrower elects not to so prepay the Allocated Loan Amount or does not timely complete such prepayment, then Lender shall apply the Award to the Debt in the same manner as set forth in Section 7.1.2(c) with respect to the application of the Settlement Amount. If the related Individual Property is sold, through foreclosure or otherwise, prior to the receipt by Lender of such Award, Lender shall have the right, whether or not a deficiency judgment on the Note shall be recoverable or shall have been sought, recovered or denied, to receive all or a portion of said Award sufficient to pay the Allocated Loan Amount and interest thereon.

          (e) In the event Borrower is entitled to reimbursement out of the Award received by Lender, such proceeds shall be disbursed from time to time upon Lender being furnished with (i) evidence satisfactory to it of the estimated cost of completion of the Condemnation Restoration, (ii) funds or, at Lender's option, assurances satisfactory to Lender that such funds are available, sufficient in addition to the proceeds of the Award to complete the Condemnation Restoration, (iii) such architect's certificates, waivers of lien, contractor's sworn statements, title insurance endorsements, bonds, plats of survey and such other evidences of costs, payment and performance as Lender may reasonably require and approve; and (iv) all plans and specifications for such Condemnation Restoration, such plans and specifications to be delivered and approved by Lender prior to commencement of work. In addition, no payment made prior to the final completion of the restoration, repair, replacement and rebuilding shall exceed ninety percent (90%) of the value of the work performed from time to time; funds other than proceeds of the Award shall be disbursed prior to or proportionately with disbursement of such proceeds; and at all times, the undisbursed balance of such proceeds remaining in hands of Lender, together with funds deposited for that purpose or irrevocably committed to the satisfaction of Lender by or on behalf of Borrower for that purpose, shall be at least sufficient in the reasonable judgment of Lender to pay for the costs of completion of the Condemnation Restoration free and clear of all liens or claims for lien. Any surplus which may remain out of the Award received by Lender after payment of such costs of restoration, repair, replacement or rebuilding shall, in the sole and absolute discretion of Lender, be retained by Lender and applied to payment of the Debt.

     Section 7.2  Required Repairs; Required Repair Funds.

          7.2.1 Required Repairs; Deposits. Borrower shall perform the repairs at its Properties, as more particularly set forth on Schedule II hereto (such repairs hereinafter referred to as "Property Required Repairs"). Borrower shall complete each of the Property Required Repairs on or before the required deadline for each repair as set forth on Schedule II. On the Closing Date, Borrower shall deposit with Lender the amount for each Individual Property set forth on such Schedule II hereto to perform the Property Required Repairs for such Individual Property. Amounts so deposited with Lender shall be held by Lender in an interest bearing account. Amounts so deposited shall hereinafter be referred to as Borrower's "Required Repair Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Required Repair Account".

          7.2.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and covenants of the Loan Documents and this Agreement on Borrower's part to be paid and performed, in all of Borrower's right, title and interest in and to the Required Repair Fund and the Required Repair Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Required Repair Fund or the Required Repair Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Required Repair Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as herein provided, the Required Repair Fund shall constitute additional security for the Debt. The Required Repair Fund shall not be commingled with other monies held by Lender not relating to the Properties.

          7.2.3 Release of Required Repair Funds. Lender shall disburse to Borrower the Required Repair Funds from the Required Repair Account from time to time upon satisfaction by Borrower of each of the following conditions: (i) Borrower shall submit a written request for payment to Lender at least ten (10) Business Days prior to the date on which Borrower requests such payment be made and specifies the Property Required Repairs to be paid, (ii) on the date such request is received by Lender and on the date such payment is to be made, no Default or Event of Default shall exist and remain uncured, (iii) Lender shall have received a certificate from Borrower (A) stating that all Property Required Repairs at the applicable Individual Property to be funded by the requested disbursement have been completed in good and workmanlike manner and in accordance with all applicable federal, state and local laws, rules and regulations, such certificate to be accompanied by a copy of any license, permit or other approval by any Governmental Authority required to commence and/or complete such Property Required Repairs, (B) identifying each Person that supplied materials or labor in connection with the Property Required Repairs performed at such Individual Property to be funded by the requested disbursement, and (C) stating that each such Person has been paid in full or will be paid in full upon such disbursement, such certificate to be accompanied by evidence of the amounts due, together with lien waivers (conditioned upon receipt of the amount to be paid with such disbursement) or other, if applicable, evidence of payment satisfactory to Lender, (iv) at Lender's option, a title search for such Individual Property indicating that such Individual Property is free from all liens, claims and other encumbrances not previously approved by Lender, and (v) Lender shall have received such other evidence as Lender shall reasonably request that the Property Required Repairs at such Individual Property to be funded by the requested disbursement have been completed and are paid for or will be paid upon such disbursement to the Borrower and that the funds remaining in the Required Repair Account are sufficient to complete the Property Required Repairs that remain to be completed. Lender shall not be required to make disbursements from the Required Repair Account with respect to any Individual Property unless such requested disbursement is in an amount greater than $25,000 (or a lesser amount if the total amount in the Required Repair Account is less than $25,000, in which case only one disbursement of the amount remaining in the account shall be made) and such disbursement shall be made only upon satisfaction of each condition contained in this Section 7.2.3.

          7.2.4 Failure to Perform Required Repairs. It shall be an Event of Default under this Agreement if (i) Borrower does not complete the Property Required Repairs at each Individual Property by the required deadline for each repair as set forth on Schedule II, and such Property Required Repairs remain uncompleted for a period of thirty (30) days after notice thereof from Lender, and (ii) Borrower does not satisfy each condition contained in Section 7.2.3 hereof. Upon the occurrence of such an Event of Default, Lender, at its option, may withdraw all Required Repair Funds from the Required Repair Account and Lender may apply such funds either to completion of the Property Required Repairs at one or more of the Properties or toward payment of the Debt in such order, proportion and priority as Lender may determine in its sole discretion. Lender's right to withdraw and apply Required Repair Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

     Section 7.3  Tax and Insurance Escrow Fund

          7.3.1 Tax and Insurance Escrow Fund. On the Closing date, Borrower shall deposit with Lender the amount of $24,121.19, representing an initial deposit on account of the next due payments of Taxes and Insurance Premiums. Thereafter, Borrower shall pay to Lender on each Payment Date, (a) one-twelfth of the Taxes that Lender estimates will be payable during the next ensuing twelve (12) months in order to accumulate with Lender sufficient funds to pay all such Taxes at least thirty (30) days prior to their respective due dates, and (b) one-twelfth of the Insurance Premiums that Lender estimates will be payable for the renewal of the coverage afforded by the Policies upon the expiration thereof in order to accumulate with Lender sufficient funds to pay all such Insurance Premiums at least thirty (30) days prior to the expiration of the Policies (said amounts in (a) and (b) above hereinafter called the "Tax and Insurance Escrow

Fund"). The Tax and Insurance Escrow Fund and the payments of interest or principal or both, payable pursuant to the Note, shall be added together and shall be paid as an aggregate sum by Borrower to Lender. Lender will apply the Tax and Insurance Escrow Fund to payments of Taxes and Insurance Premiums required to be made by Borrower pursuant to Sections 5.1 hereof and under the Mortgages. In making any payment relating to the Tax and Insurance Escrow Fund, Lender may do so according to any bill, statement or estimate procured from the appropriate public office (with respect to Taxes) or insurer or agent (with respect to Insurance Premiums), without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax, assessment, sale, forfeiture, tax lien or title or claim thereof. If the amount of the Tax and Insurance Escrow Fund shall exceed the amounts due for Taxes and Insurance Premiums pursuant to Section 5.1 hereof, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Tax and Insurance Escrow Fund. Any amount remaining in the Tax and Insurance Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Tax and Insurance Escrow Fund is not or will not be sufficient to pay the items set forth in (a) and (b) above, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency at least ten (10) days prior to delinquency of the Taxes and/or thirty (30) days prior to expiration of the Policies, as the case may be. In the event the payment of any of the Insurance Premiums is financed by Borrower, the financing company shall agree in writing to give Lender thirty
(30) days prior written notice of a default by Borrower in the payment of such credit and shall acknowledge Lender's right to make such payments and cure such default by Borrower.

          7.3.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower's part to be paid and performed, of all Borrower's right, title and interest in and to the Tax and Insurance Escrow Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Tax and Insurance Escrow Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          7.3.3 Application of Tax and Insurance Escrow Fund. Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Tax and Insurance Escrow Fund to the payment of the following items in any order in its sole discretion: (i) Taxes and Other Charges; (ii) insurance premiums; (iii) interest on the unpaid principal balance of the Note; (iv) amortization of the unpaid principal balance of the Note; or (v) all other sums payable pursuant to this Agreement and the other Loan Documents. Lender shall notify Borrower of the amounts so applied and the items to which such amounts were so applied; provided, however, that Lender's failure to give such notice shall not limit any of Lender's rights or Borrower's obligations under the Agreement. The Tax and Insurance Escrow Fund shall not be commingled with other monies held by Lender not relating to the Properties. Sums in the Tax and Insurance Escrow Fund may be invested in accordance with the terms and provisions of the Lock-Box Agreement. Earnings or interest, if any, on the Tax and Insurance Escrow Fund shall be retained as part of such fund and applied in accordance with this
Section 7.3. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Tax and Insurance Escrow Fund.

     Section 7.4  Replacements and Replacement Reserve.

          7.4.1 Replacement Reserve Fund. On each Payment Date, Borrower shall deposit with Lender the monthly deposit set forth on Schedule III hereto (the "Replacement Reserve Monthly Deposit"). Amounts so deposited shall hereinafter be referred to as Borrower's "Replacement Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as Borrower's "Replacement Reserve Account". Sums in the Replacement Reserve Fund may be invested in accordance with the terms and provisions of the Lock-Box Agreement. All earnings or interest on the Replacement Reserve Fund shall be and become part of such Replacement Reserve Fund and shall be disbursed as provided in this Section 7.4. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Replacement Reserve Fund. Lender may reassess its estimate of the amount necessary for the Replacement Reserve Fund from time to time and, and may increase the monthly amounts required to be deposited into the Replacement Reserve Fund by thirty (30) days notice to Borrower if it determines in its reasonable discretion that an increase is necessary to maintain the proper maintenance and operation of the Properties. Any amount held in the Replacement Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Replacement Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.4 hereof.

          7.4.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Replacement Reserve Fund and the Replacement Reserve Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Replacement Reserve Fund or the Replacement Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Replacement Reserve Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Replacement Reserve Fund shall constitute additional security for the Debt. The Replacement Reserve Fund shall not be commingled with other monies held by Lender not relating to the Properties.

          7.4.3 Disbursements from Replacement Reserve Account. (a) Lender shall make disbursements from the Replacement Reserve Account to pay Borrower only for the costs of those items listed on Schedule IV hereto (the
"Replacements").   Lender shall not be obligated to make disbursements from the
Replacement Reserve Account to reimburse Borrower for the costs of routine maintenance to an Individual Property or for costs which are to be reimbursed from the Required Repair Fund. Lender may require an inspection of the Individual Property at Borrower's expense prior to making a monthly disbursement in order to verify completion of replacements and repairs for which reimbursement is sought if (i) the requested disbursement is in excess of $25,000 for an Individual Property, (ii) any portion of the requested disbursement is for a capital item for an Individual Property whose total cost is in excess of $25,000 or (iii) in the reasonable judgment of Lender, special circumstances exists which require an inspection.

          (b) Lender shall, upon written request from Borrower and satisfaction of the requirements set forth in this Section 7.4.3 and Section 7.4.4 of this Agreement, disburse to Borrower amounts from the Replacement Reserve Account necessary to pay for the actual approved costs of Replacements or to reimburse the Borrower therefor, upon completion of such Replacements (or, upon partial completion in the case of Replacements made pursuant to Section 7.4.3(f)) as determined by Lender. In no event shall Lender be obligated to disburse funds from the Replacement Reserve Account if a Default or an Event of Default exists.

          (c) Each request for disbursement from the Replacement Reserve Account shall be in a form specified or approved by Lender and shall specify (i) the specific Replacements for which the disbursement is requested, (ii) the quantity and price of each item purchased, if the Replacement includes the purchase or replacement of specific items, (iii) the price of all materials (grouped by type or category) used in any Replacement other than the purchase or replacement of specific items, and (iv) the cost of all contracted labor or other services applicable to each Replacement for which such request for disbursement is made. With each request Borrower shall certify that all Replacements have been made in accordance with all applicable laws, ordinances, and regulations of any Governmental Authority having jurisdiction over the applicable Individual Property to which the Replacements are being provided. Each request for disbursement shall include copies of invoices for all items or materials purchased and all contracted labor or services provided and, unless Lender has agreed to issue joint checks or advance checks to Borrower as described below in connection with a particular Replacement, each request shall include evidence satisfactory to Lender of payment of all such amounts. Except as provided in
Section 7.4.3(e), each request for disbursement from the Replacement Reserve Account shall be made only after completion of the Replacement for which disbursement is requested. Borrower shall provide Lender evidence of completion satisfactory to Lender in its reasonable judgment.

          (d) Borrower shall pay all invoices in connection with the Replacements with respect to which a disbursement is requested prior to submitting such request for disbursement from the Replacement Reserve Account or, at the request of Borrower, Lender will issue joint checks, payable to Borrower and the contractor, supplier, materialman, mechanic, subcontractor or other party to whom payment is due in connection with a Replacement or, if Lender shall consent, in the exercise of its reasonable judgment, an advance check payable to Borrower. In the case of payments made by joint or advance check, Lender may require a waiver of lien conditioned on receipt of the requested payment from each Person receiving payment prior to Lender's disbursement from the Replacement Reserve Account. In addition, as a condition to any disbursement, Lender may require Borrower to obtain an acknowledgment of payment and release of lien from each contractor, supplier, materialman, mechanic or subcontractor who receives payment for completion of its work or delivery of its materials. Any such acknowledgment and release delivered hereunder shall conform to the requirements of applicable law and shall cover all work performed and materials supplied (including equipment and fixtures) for the applicable Individual Property by that contractor, supplier, subcontractor, mechanic or materialman through the date covered by the current reimbursement request (or, in the event that payment to such contractor, supplier, subcontractor, mechanic or materialmen is to be made by a joint check, the release of lien shall be effective through the date covered by the previous release of funds request).

          (e) If (i) the cost of a Replacement exceeds $25,000, (ii) the contractor performing such Replacement requires periodic payments pursuant to terms of a written contract, and (iii) Lender has approved in writing in advance such periodic payments, a request for reimbursement from the Replacement Reserve Account may be made after completion of a portion of the work under such contract, provided (A) such contract requires payment upon completion of such portion of the work, (B) the materials for which the request is made are on site at the applicable Individual Property and are properly secured or have been installed in such Individual Property, (C) all other conditions in this Agreement for disbursement have been satisfied, (D) funds remaining in the Replacement Reserve Account are, in Lender's judgment, sufficient to complete such Replacement and other Replacements when required, and (E) if required by Lender, each contractor or subcontractor receiving payments under such contract shall provide a waiver of lien with respect to amounts which have been paid to that contractor or subcontractor.

          (f) Borrower shall not make a request for disbursement from the Replacement Reserve Account more frequently than once in any calendar month and (except in connection with the final disbursement) the aggregate total cost of all Replacements in any request shall not be less than $25,000.00.

          7.4.4 Performance of Replacements. (a) Borrower shall make Replacements when required in order to keep each Individual Property in condition and repair consistent with other hotel/motel properties in the same market segment in the metropolitan area in which the respective Individual Property is located, and to keep each Individual Property or any portion thereof from deteriorating. Borrower shall complete all Replacements in a good and workmanlike manner as soon as practicable following the commencement of making each such Replacement.

          (b) Lender reserves the right, at its option, to approve all contracts or work orders with materialmen, mechanics, suppliers, subcontractors, contractors or other parties providing labor or materials in connection with the Replacements. Upon Lender's request, Borrower shall assign any contract or subcontract to Lender as additional security for the Loan.

          (c) In the event Lender determines in its reasonable discretion that any Replacement is not being performed in a workmanlike or timely manner or that any Replacement has not been completed in a workmanlike or timely manner, and if Borrower fails to correct such performance within thirty (30) days after written notice from Lender, Lender shall have the option to withhold disbursement for such unsatisfactory Replacement and to proceed under existing contracts or to contract with third parties to complete such Replacement and to apply the Replacement Reserve Fund toward the labor and materials necessary to complete such Replacement and to exercise any and all other remedies available to Lender upon an Event of Default hereunder.

          (d) If at any time during the term of the Loan, Lender determines that replacements not listed on Schedule IV are advisable to keep any Individual Property in a condition consistent with other hotel/motel properties in the metropolitan area in which the respective Individual Property is located, or to prevent deterioration of an Individual Property (the "Additional Replacements") Lender may send Borrower written notice of the need for making such Additional Replacements. Borrower shall promptly commence making such Additional Replacements in accordance with all the requirements of this Agreement, except that Borrower understands that reimbursement from the Replacement Reserve

Account shall not be made unless otherwise approved by Lender. If Borrower fails to commence such Additional Replacements with thirty (30) days after such notice and diligently pursue completion of such Additional Replacements, such failure shall be an Event of Default under this Agreement, and, in addition to all other rights Lender may have under the Loan Documents upon a default, Lender may contract with third parties to make such Additional Replacements and may at its sole discretion (i) apply the funds in the Replacement Reserve Account toward the labor and material necessary to complete such Additional Replacements, or (ii) demand payment of such Additional Replacements from Borrower.

          (e) In order to facilitate Lender's completion or making of the Replacements pursuant to Section 7.4.4(c) above, Borrower grants Lender the right to enter onto any Individual Property and perform any and all work and labor necessary to complete or make the Replacements and Additional Replacements and/or employ watchmen to protect such Individual Property from damage. All sums so expended by Lender shall be deemed to have been advanced under the Loan to Borrower and secured by the Mortgages. For this purpose Borrower constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Replacements and any Additional Replacements in the name of Borrower. Such power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. Borrower empowers said attorney-in-fact as follows: (i) to use any funds in the Replacement Reserve Account for the purpose of making or completing the Replacements and any Additional Replacements; (ii) to make such additions, changes and corrections to the Replacements and any Additional Replacements as shall be necessary or desirable to complete the Replacements and any Additional Replacements; (iii) to employ such contractors, subcontractors, agents, architects and inspectors as shall be required for such purposes; (iv) to pay, settle or compromise all existing bills and claims which are or may become Liens against any Individual Property, or as may be necessary or desirable for the completion of the Replacements and any Additional Replacements, or for clearance of title; (v) to execute all applications and certificates in the name of Borrower which may be required by any of the contract documents; (vi) to prosecute and defend all actions or proceedings in connection with any Individual Property or the rehabilitation and repair of any Individual Property; and (vii) to do any and every act which Borrower might do in its own behalf to fulfill the terms of this Agreement.

          (f) Nothing in this Section 7.4.4 shall: (i) make Lender responsible for making or completing the Replacements; (ii) require Lender to expend funds in addition to the Replacement Reserve Fund to make or complete any Replacement or Additional Replacement; (iii) obligate Lender to proceed with the Replacements or Additional Replacement; or (iv) obligate Lender to demand from Borrower additional sums to make or complete any Replacement or Additional Replacement.

          (g) Borrower shall permit Lender and Lender's agents and representatives (including, without limitation, Lender's engineer, architect, or inspector) or third parties making Replacements pursuant to this Section 7.4.4 to enter onto each Individual Property during normal business hours and upon reasonable advance notice, which may be given verbally, to inspect (subject to the rights of hotel occupants and tenants under their Leases) the progress of any Replacements and Additional Replacements and all materials being used in connection therewith, to examine all plans and shop drawings relating to such Replacements or Additional Replacements which are or may be kept at each Individual Property, and to complete any Replacements or Additional Replacements made pursuant to this Section 7.4.4. Borrower shall cause all contractors and subcontractors to cooperate with Lender or Lender's representatives or such other persons described above in connection with inspections described in this
Section 7.4.4(f) or the completion of Replacements or Additional Replacements pursuant to this Section 7.4.4.

          (h) Lender may require an inspection of the Individual Property at Borrower's expense prior to making a monthly disbursement from the Replacement Reserve Account in order to verify completion of the Replacements or Additional Replacements for which reimbursement is sought. Lender may require that such inspection be conducted by an appropriate independent qualified professional selected by Lender and/or may require a copy of a certificate of completion by an independent qualified professional acceptable to Lender prior to the disbursement of any amounts from the Replacement Reserve Account. Borrower shall pay the reasonable expense of the inspection as required hereunder, whether such inspection is conducted by Lender or by an independent qualified professional.

          (i) The Replacements and Additional Replacements and all materials, equipment, fixtures, or any other item comprising a part of any

Replacement or Additional Replacement shall be constructed, installed or completed, as applicable, free and clear of all mechanic's, materialman's or other liens (except for those Liens existing on the date of this Agreement which have been approved in writing by Lender).

          (j) Before each disbursement from the Replacement Reserve Account, Lender may require Borrower to provide Lender with a search of title to the applicable Individual Property effective to the date of the disbursement, which search shows that no mechanic's or materialmen's liens or other liens of any nature have been placed against the applicable Individual Property since the date of recordation of the related Mortgage and that title to such Individual Property is free and clear of all Liens (other than the lien of the related Mortgage and any other Liens previously approved in writing by the Lender, if any).

          (k) All Replacements shall comply with all applicable laws, ordinances, rules and regulations of all governmental authorities having jurisdiction over the applicable Individual Property and applicable insurance requirements including, without limitation, applicable building codes, special use permits, environmental regulations, and requirements of insurance underwriters.

          (l) In addition to any insurance required under the Loan Documents, Borrower shall provide or cause to be provided workmen's compensation insurance, builder's risk, and public liability insurance and other insurance to the extent required under applicable law in connection with a particular Replacement. All such policies shall be in form and amount reasonably satisfactory to Lender.
All such policies which can be endorsed with standard mortgagee clauses making loss payable to Lender or its assigns shall be so endorsed. The originals of such policies shall be delivered to Lender.

          7.4.5 Failure to Make Replacements. (a) It shall be an Event of Default under this Agreement if Borrower fails to comply with any provision of this Section 7.4 and such failure is not cured within thirty (30) days after notice from Lender (which grace period shall run concurrently with the grace period set forth in Section 7.4.4.(c)). Upon the occurrence of such an Event of Default, Lender may use the Replacement Reserve Fund (or any portion thereof) for any purpose, including but not limited to (i) completion of the Replacements and Additional Replacements as provided in Section 7.4.4, or for any other repair or replacement to any Individual Property, (ii) toward payment of any indebtedness secured by the Mortgages, including the Yield Maintenance Premium applicable to any full or partial payment, in such order, proportion and priority as Lender may determine in its sole discretion or (iii) reimbursement of Lender of all costs, losses and expenses suffered or incurred as a result of such Event of Default. Lender's right to withdraw and apply the Replacement Reserve Funds shall be in addition to all other rights and remedies provided to Lender under this Agreement and the other Loan Documents.

          (b) Nothing in this Agreement shall obligate Lender to apply all or any portion of the Replacement Reserve Fund on account of an Event of Default to payment of the Debt or in any specific order or priority.

          7.4.6 Balance in the Replacement Reserve Account. The insufficiency of any balance in the Replacement Reserve Account shall not relieve Borrower from its obligation to fulfill all preservation and maintenance covenants in the Loan Documents. In the event that the balance of the Replacement Reserve Account is less than the current estimated cost to make the Replacements and any Additional Replacements required by the Lender, Borrower shall deposit the shortage within thirty (30) days of request by Lender. In the event Lender determines from time to time based on Lender's inspections and confirmation from Lender's independent qualified professional that the amount of the Replacement Reserve Monthly Deposit is insufficient to fund the cost of likely Replacements and Additional Replacements and related contingencies that may arise during the remaining term of the Loan, Lender may require an increase in the amount of the monthly deposits upon thirty (30) days prior written notice to Borrower.

          7.4.7 Indemnification. Borrower shall indemnify Lender and hold Lender harmless from and against any and all actions, suits, claims, demands, liabilities, losses, damages, obligations and costs and expenses (including litigation costs and reasonable attorneys fees and expenses) arising from or in any way connected with the performance of the Replacements and Additional Replacements, unless the same are caused by the gross negligence, wilful misconduct or bad faith of Lender. Borrower shall assign to Lender all rights and claims Borrower may have against all persons or entities supplying labor or materials in connection with the Replacements and Additional Replacements; provided, however, that Lender may not pursue any such right or claim unless an Event of Default has occurred and remains uncured.

     Section 7.5  Sales Tax Escrow Fund

          7.5.1 Sales Tax Escrow Fund. Borrower shall pay to Lender on each Payment Date, an amount equal to twelve percent (12%) of Gross Income from Operations (calculated without deduction for Sales Taxes) for the month in which such Payment Date occurs, which amount represents an agreed-upon estimate of the amount of Sales Tax that will be due and owing to the applicable governmental authority for the forthcoming month and which amount may be increased or decreased from time to time in Lender's reasonable discretion upon reasonably prior notice (said amount hereinafter called the "Sales Tax Escrow Fund"). Lender shall, on a monthly basis and upon written request from Borrower and subject to the further requirements set forth herein, disburse, or cause to be disbursed, to Borrower amounts from the Sales Tax Escrow Fund necessary to pay for the actual Sales Taxes due and owing with respect to each of the Properties for the month in question. Each request for disbursement from the Sales Tax Escrow Fund shall be in a form specified and approved by Lender and shall be accompanied by an Officer's Certificate certifying to the amount of such Sales Taxes due and owing for such month. To the extent the same have been received by Borrower, each such request shall be accompanied by a tax bill or invoice from the applicable governmental authority. Upon the payment by Borrower of the Sales Taxes due and owing for the month in question, Borrower shall promptly deliver to Lender receipts or other evidence of payment from the applicable governmental authority. If the amount of the Sales Tax Escrow Fund shall exceed the amounts due for Sales Taxes, Lender shall, in its sole discretion, return any excess to Borrower or credit such excess against future payments to be made to the Sales Tax Escrow Fund. Any amount remaining in the Sales Tax Escrow Fund after the Debt has been paid in full shall be returned to Borrower. In allocating such excess, Lender may deal with the person shown on the records of Lender to be the owner of the Properties. If at any time Lender reasonably determines that the Sales Tax Escrow Fund is not or will not be sufficient to pay the sales, use, luxury or excise taxes due for the month in question, Lender shall notify Borrower of such determination and Borrower shall increase its monthly payments to Lender by the amount that Lender estimates is sufficient to make up the deficiency.

          7.5.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions of the Loan Documents and this Agreement on Borrower's part to be paid and performed, of all Borrower's right, title and interest in and to the Sales Tax Escrow Fund. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Sales Tax Escrow Fund or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto.

          7.5.3 Application of Sales Tax Escrow Fund. Until expended or applied as above provided, any amounts in the Sales Tax Escrow Fund shall constitute additional security for the Debt. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Sales Tax Escrow Fund to the payment of the following items in any order in its sole discretion: (i) Sales Taxes; (ii) interest on the unpaid principal balance of the Note; (iii) amortization of the unpaid principal balance of the Note; or (iv) all other sums payable pursuant to this Agreement and the other Loan Documents. Lender shall notify Borrower of the amounts so applied and the items to which such amounts were so applied; provided, however, that Lender's failure to give such notice shall not limit any of Lender's rights or Borrower's obligations under the Agreement. The Sales Tax Escrow Fund shall not be commingled with other monies held by Lender not relating to the Properties. Sums in the Sales Tax Escrow Fund may be invested in accordance with the terms and provisions of the Lock-Box Agreement. Earnings or interest, if any, on the Sales Tax Escrow Fund shall be retained as part of such fund and disbursed in accordance with this Section 7.5. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Sales Tax Escrow Fund.

          Section 7.6 Seasonal Working Capital Reserve Fund

          7.6.1 Seasonal Working Capital Reserve Fund. Borrower shall deposit with Lender on each Payment Date, an amount equal to the monthly deposit set forth on Schedule V hereto (the "Seasonal Working Capital Contribution"). The parties acknowledge and agree that the Seasonal Working Capital Contribution made on the Payment Date of a given month shall derive from the Gross Income From Operations for the immediately prior month. By way of example, the Seasonal Working Capital Contribution made on the Payment Date occuring in June shall reflect the Gross Income From Operations for May. Amounts so deposited shall hereinafter be referred to as Borrower's "Seasonal Working Capital Reserve Fund" and the account in which such amounts are held shall hereinafter be referred to as the "Seasonal Working Capital Reserve Account." Sums in the Seasonal Working Capital Reserve Fund shall be invested in accordance with the terms and provisions of the Lock-Box Agreement. All earnings or interest on the Seasonal Working Capital Reserve Fund shall be and become part of such Seasonal Working Capital Reserve Fund and shall be held and/or disbursed as provided in this Section 7.6. Lender shall not be liable for any loss sustained on the investment of any funds constituting the Seasonal Working Capital Reserve Fund. Lender may reassess its estimate of the monthly amounts necessary for the Seasonal Working Capital Reserve Fund from time to time and, may increase the monthly amounts required to be deposited into the Seasonal Working Capital Reserve Fund by thirty (30) days notice to Borrower if it determines in its reasonable discretion that an increase is necessary to reflect the seasonal fluctuations in Gross Income from Operations from the Properties. Any amount held in the Seasonal Working Capital Reserve Account and allocated for an Individual Property shall be retained by Lender and credited toward the future Seasonal Working Capital Reserves Monthly Deposits required by Lender hereunder in the event such Individual Property is released from the Lien of its related Mortgage in accordance with Section 2.4 hereof.

          7.6.2 Grant of Security Interest. Borrower hereby pledges, assigns and grants a security interest to Lender, as security for payment of all sums due under the Loan and the performance of all other terms, conditions and provisions to be paid and performed, of all Borrower's right, title and interest in and to the Seasonal Working Capital Reserve Fund and the Seasonal Working Capital Reserve Account. Borrower shall not, without obtaining the prior written consent of Lender, further pledge, assign or grant any security interest in the Seasonal Working Capital Reserve Fund or the Seasonal Working Capital Reserve Account or permit any lien or encumbrance to attach thereto, or any levy to be made thereon, or any UCC-1 Financing Statements, except those naming Lender as the secured party, to be filed with respect thereto. Upon the occurrence of an Event of Default, Lender may apply any sums then present in the Seasonal Working Capital Reserve Fund to the payment of the Debt in any order in its sole discretion. Until expended or applied as above provided, the Seasonal Working Capital Reserve Fund shall constitute additional security for the Debt. The Seasonal Working Capital Reserve Fund shall not be commingled with other monies held by Lender not relating to the Properties.

          7.6.3. Application of the Seasonal Working Capital Reserve Fund. On each Payment Date, there shall be disbursed from the Seasonal Working Capital Reserve Fund the amounts for the applicable months set forth on Schedule V, which amounts shall be applied to the payments to be made by Borrower pursuant to Sections 2.6.4 and 2.6.5 hereof, as applicable. Upon payment of the Debt in full and the release of the lien of the Mortgages, any remaining, unapplied balance then in the Seasonal Working Capital Reserve Account shall be released to Borrower.

                                VIII.  DEFAULTS

     Section 8.1  Event of Default.

          (a) Each of the following events shall constitute an event of default hereunder (an "Event of Default"):

          (i)     if any portion of the Debt is not paid when due;

          (ii) if any of the Taxes or Other Charges are not paid when the same are due and payable (unless the same are being challenged or contested as permitted hereunder) or if Borrower fails to deliver the evidence of payment and/or certificates required pursuant to the final sentence of
     Section 5.1(b) by the dates set forth in such final sentence of Section 5.1(b);

          (iii) if the Policies are not kept in full force and effect, or if the Policies are not delivered to Lender upon request;

          (iv) if Borrower transfers or encumbers any portion of the Properties without Lender's prior written consent;

          (v) if any representation or warranty made by Borrower herein or in any other Loan Document, or in any report, certificate, financial statement or other instrument, agreement or document furnished to Lender shall have been false or misleading in any material respect as of the date the representation or warranty was made;

          (vi) if Borrower shall make an assignment for the benefit of creditors, or if Borrower or any general partner of Borrower shall generally not be paying its debts as they become due;

          (vii) if a receiver, liquidator or trustee shall be appointed for Borrower or if Borrower shall be adjudicated a bankrupt or insolvent, or if any petition for bankruptcy, reorganization or arrangement pursuant to federal bankruptcy law, or any similar federal or state law, shall be filed by or against, consented to, or acquiesced in by, Borrower, or if any proceeding for the dissolution or liquidation of Borrower shall be instituted; provided, however, if such appointment, adjudication, petition or proceeding was involuntary and not consented to by Borrower, upon the same not being discharged, stayed or dismissed within sixty (60) days;

          (viii) if Borrower attempts to assign its rights under this Agreement or any of the other Loan Documents or any interest herein or therein in contravention of the Loan Documents;

          (ix) if Borrower breaches any of its respective negative covenants contained in Section 6.1 or any covenant contained in Section 4.1 (ee) hereof;

          (x) with respect to any term, covenant or provision set forth herein which specifically contains a notice requirement or grace period, if Borrower shall be in default under such term, covenant or condition after the giving of such notice or the expiration of such grace period;

          (xi) if any of the assumptions contained in that certain "substantive non-consolidation" opinion delivered to Lender in connection with the Loan, or in any other "substantive non-consolidation" opinion delivered subsequent to the closing of the Loan, is or shall become untrue in any material respect;

          (xii) if Borrower shall continue to be in Default under any of the other terms, covenants or conditions of this Agreement not specified in subsections (i) to (xi) above, for ten (10) days after notice to Borrower from Lender, in the case of any Default which can be cured by the payment of a sum of money, or for thirty (30) days after notice from Lender in the case of any other Default; provided, however, that if such non-monetary Default is susceptible of cure but cannot reasonably be cured within such 30-day period and provided further that Borrower shall have commenced to cure such Default within such 30-day period and thereafter diligently and expeditiously proceeds to cure the same, such 30-day period shall be extended for such time as is reasonably necessary for Borrower in the exercise of due diligence to cure such Default, such additional period not to exceed sixty (60) days; or

          (xiii) if there shall be default under any of the other Loan Documents beyond any applicable cure periods contained in such documents, whether as to Borrower or any of the Properties, or if any other such event shall occur or condition shall exist, if the effect of such event or condition is to accelerate the maturity of any portion of the Debt or to permit Lender to accelerate the maturity of all or any portion of the Debt;

          (b) Upon the occurrence of an Event of Default (other than an Event of Default described in clauses (vi), (vii) or (viii) above) and at any time thereafter the Lender may, in addition to any other rights or remedies available to it pursuant to this Agreement and the other Loan Documents or at law or in equity, take such action, without notice or demand, that Lender deems advisable to protect and enforce its rights against Borrower and in and to all or any of the Properties, including, without limitation, declaring the Debt to be immediately due and payable, and Lender may enforce or avail itself of any or all rights or remedies provided in the Loan Documents against Borrower and any or all of the Properties, including, without limitation, all rights or remedies available at law or in equity; and upon any Event of Default described in clauses (vi), (vii) or (viii) above, the Debt and all other obligations of Borrower hereunder and under the other Loan Documents shall immediately and automatically become due and payable, without notice or demand, and Borrower hereby expressly waives any such notice or demand, anything contained herein or in any other Loan Document to the contrary notwithstanding.

     Section 8.2  Remedies.

          (a) Upon the occurrence of an Event of Default, all or any one or more of the rights, powers, privileges and other remedies available to Lender against Borrower under this Agreement or any of the other Loan Documents executed and delivered by, or applicable to, Borrower or at law or in equity may be exercised by Lender at any time and from time to time, whether or not all or any of the Debt shall be declared due and payable, and whether or not Lender shall have commenced any foreclosure proceeding or other action for the enforcement of its rights and remedies under any of the Loan Documents with respect to all or any of the Properties. Any such actions taken by Lender shall be cumulative and concurrent and may be pursued independently, singly, successively, together or otherwise, at such time and in such order as Lender may determine in its sole discretion, to the fullest extent permitted by law, without impairing or otherwise affecting the other rights and remedies of Lender permitted by law, equity or contract or as set forth herein or in the other Loan Documents. Without limiting the generality of the foregoing, Borrower agrees that if an Event of Default is continuing (i) Lender is not subject to any "one action" or "election of remedies" law or rule, and (ii) all liens and other rights, remedies or privileges provided to Lender shall remain in full force and effect until Lender has exhausted all of its remedies against the Properties and each Mortgage has been foreclosed, sold and/or otherwise realized upon in satisfaction of the Debt or the Debt has been paid in full.

          (b) With respect to Borrower and the Properties, nothing contained herein or in any other Loan Document shall be construed as requiring Lender to resort to any Individual Property for the satisfaction of any of the Debt in preference or priority to any other Individual Property, and Lender may seek satisfaction out of all of the Properties or any part thereof, in its absolute discretion in respect of the Debt. In addition, Lender shall have the right from time to time to partially foreclose the Mortgages in any manner and for any amounts secured by the Mortgages then due and payable as determined by Lender in its sole discretion including, without limitation, the following circumstances:
(i) in the event Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and interest, Lender may foreclose one or more of the Mortgages to recover such delinquent payments, or
(ii) in the event Lender elects to accelerate less than the entire outstanding principal balance of the Loan, Lender may foreclose one or more of the Mortgages to recover so much of the principal balance of the Loan as Lender may accelerate and such other sums secured by one or more of the Mortgages as Lender may elect. Notwithstanding one or more partial foreclosures, the Properties shall remain subject to the Mortgages to secure payment of sums secured by the Mortgages and not previously recovered.

              (c) Lender shall have the right from time to time to sever the Note and the other Loan Documents into one or more separate notes, mortgages and other security documents (the "Severed Loan Documents") in such denominations as Lender shall determine in its sole discretion for purposes of evidencing and enforcing its rights and remedies provided hereunder. Borrower shall execute and deliver to Lender from time to time, promptly after the request of Lender, a severance agreement and such other documents as Lender shall request in order to effect the severance described in the preceding sentence, all in form and substance reasonably satisfactory to Lender. Effective after the occurrence of an Event of Default, Borrower hereby absolutely and irrevocably appoints Lender as its true and lawful attorney, coupled with an interest, in its name and stead to make and execute all documents necessary or desirable to effect the aforesaid severance, Borrower ratifying all that its said attorney shall do by virtue thereof; provided, however, Lender shall not make or execute any such documents under such power until three (3) days after notice has been given to Borrower by Lender of Lender's intent to exercise its rights under such power. Except as may be required in connection with a securitization pursuant to Section 9.1 hereof, the Severed Loan Documents shall not contain any representations, warranties or covenants not contained in the Loan Documents and any such representations and warranties contained in the Severed Loan Documents will be given by Borrower only as of the Closing Date.

          Section 8.3  Remedies Cumulative.

          The rights, powers and remedies of Lender under this Agreement shall be cumulative and not exclusive of any other right, power or remedy which Lender may have against Borrower pursuant to this Agreement or the other Loan Documents, or existing at law or in equity or otherwise. Lender's rights, powers and remedies may be pursued singly, concurrently or otherwise, at such time and in such order as Lender may determine in Lender's sole discretion. No delay or omission to exercise any remedy, right or power accruing upon an Event of Default shall impair any such remedy, right or power or shall be construed as a waiver thereof, but any such remedy, right or power may be exercised from time to time and as often as may be deemed expedient. A waiver of one Default or Event of Default with respect to Borrower shall not be construed to be a waiver of any subsequent Default or Event of Default by Borrower or to impair any remedy, right or power consequent thereon.

                             IX.  SPECIAL PROVISIONS

     Section 9.1  Sale of Notes and Securitization.

     At the request of the holder of the Note and, to the extent not already required to be provided by Borrower under this Agreement, Borrower shall use reasonable efforts to satisfy the market standards to which the holder of the Note customarily adheres or which may be reasonably required in the marketplace or by the Rating Agencies in connection with the sale of the Note or participation therein or the first successful securitization (such sale and/or securitization, the "Securitization") of rated single or multi-class securities (the "Securities") secured by or evidencing ownership interests in the Note and the Mortgages, including, without limitation, to:

          (a) (i) provide such financial and other information with respect to the Properties, the Borrower and the Manager, (ii) provide budgets relating to the Properties and (iii) to perform or permit or cause to be performed or permitted such site inspection, appraisals, market studies, environmental reviews and reports (Phase I's and, if appropriate, Phase II's), engineering reports and other due diligence investigations of the Properties, as may be reasonably requested by the holder of the Note or the Rating Agencies or as may be necessary or appropriate in connection with the Securitization (the "Provided Information"), together, if customary, with appropriate verification and/or consents of the Provided Information through letters of auditors or opinions of counsel of independent attorneys acceptable to the Lender and the Rating Agencies;

          (b) at Borrower's expense, cause counsel to render opinions as to substantive non-consolidation, fraudulent conveyance, and true sale or any other opinion customary in securitization transactions with respect to the Properties and Borrower and its affiliates, which counsel and opinions shall be reasonably satisfactory to the holder of the Note and the Rating Agencies;

          (c) make such representations and warranties as of the closing date of the Securitization with respect to the Properties, Borrower, and the Loan Documents as are customarily provided in securitization transactions and as may be reasonably requested by the holder of the Note or the Rating Agencies and consistent with the facts covered by such representations and warranties as they exist on the date thereof, including the representations and warranties made in the Loan Documents; and

          (d) execute such amendments to the Loan Documents and organizational documents, enter into a lockbox or similar arrangement with respect to the Rents and establish and fund such reserve funds (including, without limitation, reserve funds for deferred maintenance and capital improvements) as may be requested by the holder of the Note or the Rating Agencies or otherwise to effect the Securitization; provided, however, that the Borrower shall not be
                           --------  -------
required to modify or amend any Loan Document if such modification or amendment would (i) change the interest rate, the stated maturity or the amortization of principal set forth in the Note, or (ii) modify or amend any other material economic term of the Loan.

     All reasonable third party costs and expenses incurred by Lender in connection with Borrower's complying with requests made under this Section 9.1 shall be paid by the Borrower; provided, that Lender's request for reimbursement of the aggregate of such costs and expenses shall not exceed an amount equal to one-half of one percent (0.5%) of the original principal amount of the Loan. At the Closing, Lender shall be permitted to retain from the proceeds of the Loan, an amount not to exceed $50,000.00, which amount shall be applied to pay the foregoing third-party costs and expenses. Any additional costs incurred by Lender and reimburseable under this paragraph shall be disbursed to the Lender pursuant to the Lock-Box Agreement, up to the maximum amount permitted hereunder. Upon the closing of the Securitization, any unused portion of such funds shall be refunded to Borrower; provided, however, that nothing contained herein shall operate to relieve Borrower of its obligations to pay such costs and expenses, subject to the limitation set forth in the preceding sentence.

     Section 9.2  Securitization Indemnification.

          (a) Borrower understands that certain of the Provided Information and the Required Records may be included in disclosure documents in connection with the Securitization, including, without limitation, a prospectus or private placement memorandum (each, a "Disclosure Document") and may also be included in filings with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or provided or made available to investors or prospective investors in the Securities, the Rating Agencies, and service providers relating to the Securitization. In the event that the Disclosure Document is required to be revised prior to the sale of all Securities, the Borrower will cooperate with the holder of the Note in updating the Disclosure Document by providing all current information necessary to keep the Disclosure Document accurate and complete in all material respects.

          (b) Borrower agrees to provide in connection with each of (i) a preliminary and a private placement memorandum or (ii) a preliminary and final prospectus, as applicable, an indemnification certificate (A) certifying that Borrower has carefully examined such memorandum or prospectus, as applicable, including without limitation, the sections entitled "Special Considerations," "Description of the Mortgages," "Description of the Mortgage Loans and Mortgaged Properties," "The Manager," "The Borrower" and "Certain Legal Aspects of the Mortgage Loan," and such sections (and any other sections reasonably requested) do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading, (B) indemnifying Lender, the affiliate of Nomura Securities International, Inc. ("Nomura") that has filed the registration statement relating to the securitization (the "Registration Statement"), each of its directors, each of its officers who have signed the Registration Statement and each person or entity who controls the affiliate within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the "Nomura Group"), and Nomura, each of its directors and each person who controls Nomura within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "Underwriter Group") for any losses, claims, damages or liabilities (the "Liabilities") to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such sections or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated in such sections or necessary in order to make the statements in such sections or in light of the circumstances under which they were made, not misleading and (C) agreeing to reimburse Lender, the Nomura Group and the Underwriter Group for any legal or other expenses reasonably incurred by Lender and Nomura in connection with investigating or defending the Liabilities; provided, however, that Borrower will be liable in any such case under clauses (B) or (C) above only to the extent that any such loss claim, damage or liability arises out of or is based upon any such untrue statement or omission made therein in reliance upon and in conformity with information furnished to Lender by or on behalf of Borrower in connection with the preparation of the memorandum or prospectus or in connection with the underwriting of the debt, including, without limitation, financial statements of Borrower, operating statements, rent rolls, environmental site assessment reports and property condition reports with respect to the Properties. This indemnity agreement will be in addition to any liability which Borrower may otherwise have.

          (c) In connection with filings under the Exchange Act, Borrower agrees to indemnify (i) Lender, the Nomura Group and the Underwriter Group for Liabilities to which Lender, the Nomura Group or the Underwriter Group may become subject insofar as the Liabilities arise out of or are based upon the omission or alleged omission to state in the Provided Information or Required Records a material fact required to be stated in the Provided Information or Required Records in order to make the statements in the Provided Information or Required Records, in light of the circumstances under which they were made not misleading and (ii) reimburse Lender, the Nomura Group or the Underwriter Group for any legal or other expenses reasonably incurred by Lender, the Nomura Group or the Underwriter Group in connection with defending or investigating the Liabilities.

          (d) Promptly after receipt by an indemnified party under this Section
9.2 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9.2, notify the indemnifying party in writing of the commencement thereof, but the omission to so notify the indemnifying party will not relieve the indemnifying party from any liability which the indemnifying party may have to any indemnified party hereunder except to the extent that failure to notify
causes prejudice to the indemnifying party.   In the event that any action is
brought against any indemnified party, and its notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled, jointly with any other indemnifying party, to participate therein and, to the extent that it (or they) may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. After notice from the indemnifying party to such indemnified party under this Section 9.2 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, if the defendants in any such action include
               --------  -------
both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there are any legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such
indemnified party to parties.   The indemnifying party shall not be liable for
the expenses of more than one separate counsel unless an indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or additional to those available to another indemnified party.

          (e) In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 9.2(b) or
(c) is for any reason held to be unenforceable by an indemnified party in respect of any losses, claims, damages or liabilities (or action in respect thereof) referred to therein which would otherwise be indemnifiable under
Section 9.2(b) or (c), the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages or liabilities (or action in respect thereof); provided, however, that
                                                       --------  -------
no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. In determining the amount of contribution to which the respective parties are entitled, the following factors shall be considered: (i) Nomura's and Borrower's relative knowledge and access to information concerning the matter with respect to which claim was asserted; (ii) the opportunity to correct and prevent any statement or omission; and (iii) any other equitable considerations appropriate in the circumstances. Nomura and Borrower hereby agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation.

          (f) The liabilities and obligations of both Borrower and Lender under this Section 9.2 shall survive the termination of this Agreement and the satisfaction and discharge of the Debt.

          Section 9.3  Rating Surveillance.

          The Borrower will retain the Rating Agencies to provide rating surveillance services on any certificates issued in a Securitization. Such rating surveillance will be at the expense of the Borrower up to a maximum cost of $1,000 per year and such expense will be paid pursuant to the terms of the Lock-Box Agreement.

          Section 9.4  Exculpation.

          Subject to the qualifications below, Borrower shall have no personal liability for, and Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in, the Note, this Agreement, the Mortgages or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower or its general partner, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under the Note, this Agreement, the Mortgages and the other Loan Documents, or in the Properties, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower's interest in the Properties, in the Rents and in any other collateral given to Lender, and Lender, by accepting the Note, this Agreement, the Mortgages and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower or its general partner in any such action or proceeding under or by reason of or under or in connection with the Note, this Agreement, the Mortgages or the other Loan Documents. The provisions of this section shall not, however, (a) constitute a waiver or release or limitation of any obligation evidenced or secured by any of the Loan Documents; (b) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under any of the Mortgages; (c) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of the Lender thereunder; (d) impair the right of Lender to obtain the appointment of a receiver; (e) impair the enforcement of any of the Assignments of Leases; (f) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by each of the Mortgages or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against all of the Properties; or (g) limit or constitute a waiver of the right of Lender to enforce the liability and obligation of Borrower, by money judgment or otherwise, to the extent of any loss, damage, cost, expense, liability, claim or other obligation incurred by Lender (including attorneys' fees and costs reasonably incurred) arising out of or in connection with the following:

          (i) fraud or intentional misrepresentation by Borrower or any guarantor in connection with the Loan;

          (ii)    the gross negligence or willful misconduct of Borrower;

          (iii) the breach of any provision in the Environmental Indemnity or in the Mortgages concerning environmental laws, hazardous substances and asbestos and any indemnification of Lender with respect thereto in either document;

          (iv) the removal or disposal of any portion of the Properties after an Event of Default except, in the case of machinery, equipment, furniture, fixtures or other personality, if the same is replaced with items of comparable quality as required under the Loan Documents;

          (v) the misapplication or conversion by Borrower of (A) any insurance proceeds paid over to or otherwise received by Borrower by reason of any loss, damage or destruction to the Properties, (B) any awards or other amounts paid over to or otherwise received by Borrower in connection with the condemnation of all or a portion of the Properties, or (C) any Rents following an Event of Default;

          (vi) failure to pay charges for labor or materials or other charges that can create liens on any portion of the Properties;

          (vii) any security deposits collected by Borrower or Manager with respect to the Properties which are not delivered to Lender upon a foreclosure of the Properties or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the Leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof; and

                  (viii)  Borrower's indemnification of Lender set forth in
          Section 9.2 hereof.

          Notwithstanding anything to the contrary in this Agreement, the Note or any of the Loan Documents, (A) Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the Debt secured by the Mortgages or to require that all collateral shall continue to secure all of the Debt owing to Lender in accordance with the Loan Documents, and (B) the Debt shall be fully recourse to Borrower in the event that: (i) Borrower fails to maintain its status as a single purpose entity; (ii) Borrower fails to obtain Lender's prior written consent to any subordinate financing or other voluntary lien encumbering the Properties; or (iii) Borrower fails to obtain Lender's prior written consent to any assignment, transfer, or conveyance of the Properties or any interest therein as required by the Mortgage.

          Section 9.5. Termination of Manager. If at any time during the term of the Loan the Debt Service Coverage Ratio as shown on the calculation and certification provided by Borrower pursuant to Section 5.1(k)(iii) shall be less than 1.12 to 1, Borrower, at Lender's request, shall terminate the Management Agreement and replace the Manager with a manager approved by Lender pursuant to a new management agreement in form and substance reasonably satisfactory to Lender and for a management fee to be approved by Lender but in no event greater than the then market rate for managers of hotel properties like the Properties in their respective markets. Lender shall have the further right to terminate any replacement manager in the same manner as provided for in the immediately preceding sentence.

          Section 9.6  Lock-Box Agreement.

          Borrower represents, warrants and covenants that it shall deposit or cause to be deposited all Rents collected from the Properties in the clearing account established and maintained pursuant to those certain clearing and deposit agreements dated of even date herewith among Borrower, Lender and certain financial institutions, on Lender's current form (collectively, the "Lock-Box Agreement"). All such deposits shall be made in accordance with the terms and provisions of the Lock-Box Agreement. The Borrower shall pay all costs and expenses required under the Lock-Box Agreement.

                               X.  MISCELLANEOUS

          Section 10.1  Survival.

          This Agreement and all covenants, agreements, representations and warranties made herein and in the certificates delivered pursuant hereto shall survive the making by Lender of the Loan and the execution and delivery to Lender of the Note, and shall continue in full force and effect so long as all or any of the Debt is outstanding and unpaid unless a longer period is expressly set forth herein or in the other Loan Documents. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the legal representatives, successors and assigns of such party. All covenants, promises and agreements in this Agreement, by or on behalf of Borrower, shall inure to the benefit of the legal representatives, successors and assigns of Lender.

          Section 10.2  Lender's Discretion.

          Whenever pursuant to this Agreement, Lender exercises any right given to it to approve or disapprove, or any arrangement or term is to be satisfactory to Lender, the decision of Lender to approve or disapprove or to decide whether arrangements or terms are satisfactory or not satisfactory shall (except as is otherwise specifically herein provided) be in the sole discretion of Lender and shall be final and conclusive.

          Section 10.3  Governing Law.

                        (A) THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, AND MADE BY LENDER AND ACCEPTED BY BORROWER IN THE STATE OF NEW YORK, AND THE PROCEEDS OF THE NOTE DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICT LAWS) AND ANY APPLICABLE LAW OF THE UNITED STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIENS AND SECURITY INTERESTS CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE APPLICABLE INDIVIDUAL PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT AND THE NOTE, AND THIS AGREEMENT AND THE NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          (B) ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY AT LENDER'S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH SUIT, ACTION OR PROCEEDING, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUIT, ACTION OR PROCEEDING. BORROWER DOES HEREBY DESIGNATE AND APPOINT GEORGE W. LOOMIS, JR., ESQ., WITH AN OFFICE AT PARSON & BROWN,
230 PARK AVENUE, NEW YORK, NEW YORK 10169. AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID

AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER, IN ANY SUCH SUIT, ACTION OR PROCEEDING IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

          Section 10.4  Modification, Waiver in Writing.

          No modification, amendment, extension, discharge, termination or waiver of any provision of this Agreement, or of the Note, or of any other Loan Document, nor consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the purpose, for which given. Except as otherwise expressly provided herein, no notice to, or demand on Borrower, shall entitle Borrower to any other or future notice or demand in the same, similar or other circumstances.

          Section 10.5  Delay Not a Waiver.

          Neither any failure nor any delay on the part of Lender in insisting upon strict performance of any term, condition, covenant or agreement, or exercising any right, power, remedy or privilege hereunder, or under the Note or under any other Loan Document, or any other instrument given as security therefor, shall operate as or constitute a waiver thereof, nor shall a single or partial exercise thereof preclude any other future exercise, or the exercise of any other right, power, remedy or privilege. In particular, and not by way of limitation, by accepting payment after the due date of any amount payable under this Agreement, the Note or any other Loan Document, Lender shall not be deemed to have waived any right either to require prompt payment when due of all other amounts due under this Agreement, the Note or the other Loan Documents, or to declare a default for failure to effect prompt payment of any such other amount.

          Section 10.6  Notices.

          All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, and by telecopier (with answer back acknowledged), addressed as follows (or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

                 If to Lender:

                 Nomura Asset Capital Corporation
                 Two World Financial Center
                 Building B
                 New York, New York  10281

                 Attention: Ms. Sheryl McAfee
                            with a copy to:

                            Nomura Asset Capital Corporation
                            Two World Financial Center
                            Building B
                            New York, New York  10281

                            Attention: Barry Funt, Esq., General Counsel

                            with a copy to:

                            King & Spalding
                            120 West 45th Street
                            New York, New York 10036

                            Attention: Eileen P. Brumback, Esq.

                            If to Borrower:

                            VPS I, L.P.
                            313 East Anderson Lane
                            Suite 201-B
                            Austin, Texas 78752

                            Attention: Mr. Bill Romney

                            with a copy to:

                            Baker & Hostetler
                            Capital Square, Suite 2100
                            65 East State Street
                            Columbus, Ohio 43215

                            Attention: Richard Bibart, Esq.

              A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery and telecopy, upon the first attempted delivery on a Business Day.

          Section 10.7  Trial by Jury.

          BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. LENDER IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

          Section 10.8  Headings.

          The Article and/or Section headings and the Table of Contents in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

          Section 10.9  Severability.

          Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 10.10  Preferences.

          Lender shall have the continuing and exclusive right to apply or reverse and reapply any and all payments by Borrower to any portion of the obligations of

Borrower hereunder. To the extent Borrower makes a payment or payments to Lender, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations hereunder or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received by Lender.

          Section 10.11 Waiver of Notice.

          Borrower shall not be entitled to any notices of any nature whatsoever from Lender except with respect to matters for which this Agreement or the other Loan Documents specifically and expressly provide for the giving of notice by Lender to Borrower and except with respect to matters for which Borrower is not, pursuant to applicable Legal Requirements, permitted to waive the giving of notice. Borrower hereby expressly waives the right to receive any notice from Lender with respect to any matter for which this Agreement or the other Loan Documents do not specifically and expressly provide for the giving of notice by Lender to Borrower.

          Section 10.12 Remedies of Borrower.

          In the event that a claim or adjudication is made that Lender or its agents have acted unreasonably or unreasonably delayed acting in any case where by law or under this Agreement or the other Loan Documents, Lender or such agent, as the case may be, has an obligation to act reasonably or promptly, Borrower agrees that neither Lender nor its agents shall be liable for any monetary damages, and Borrower's sole remedies shall be limited to commencing an action seeking injunctive relief or declaratory judgment. The parties hereto agree that any action or proceeding to determine whether Lender has acted reasonably shall be determined by an action seeking declaratory judgment.

          Section 10.13 Expenses; Indemnity.

                (a) Borrower covenants and agrees to pay, or if Borrower fails to pay to reimburse, Lender upon receipt of written notice from Lender for all reasonable costs and expenses (including reasonable attorneys' fees and disbursements) incurred by Lender in connection with (i) the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents and the consummation of the transactions contemplated hereby and thereby and all the costs of furnishing all opinions by counsel for Borrower (including without limitation any opinions requested by Lender as to any legal matters arising under this Agreement or the other Loan Documents with respect to the Properties); (ii) Borrower's ongoing performance of and compliance with Borrower's respective agreements and covenants contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date, including, without limitation, confirming compliance with environmental and insurance requirements; (iii) Lender's ongoing performance and compliance with all agreements and conditions contained in this Agreement and the other Loan Documents on its part to be performed or complied with after the Closing Date; (iv) the negotiation, preparation, execution, delivery and administration of any consents, amendments, waivers or other modifications to this Agreement and the other Loan Documents and any other documents or matters requested by either Borrower or Lender; (v) securing Borrower's compliance with any requests made pursuant to Section 9.1 hereof (subject to the limitations contained in such section); (vi) the filing and recording fees and expenses, title insurance and reasonable fees and expenses of counsel for providing to Lender all required legal opinions, and other similar expenses incurred in creating and perfecting the Liens in favor of Lender pursuant to this Agreement and the other Loan Documents; (vii) enforcing or preserving any rights, in response to third party claims or the prosecuting or defending of any action or proceeding or other litigation, in each case against, under or affecting Borrower, this Agreement, the other Loan Documents, the Properties, or any other security given for the Loan; and (viii) enforcing any obligations of or collecting any payments due from Borrower under this Agreement, the other Loan Documents or with respect to the Properties or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or of any insolvency or bankruptcy proceedings; provided, however, that Borrower shall not be liable for the
             --------  -------
payment of any such costs and expenses to the extent the same arise by reason of the gross negligence, illegal acts, fraud or willful misconduct of Lender. Any cost and expenses due and payable to Lender may be paid from any amounts in the Deposit Account.

          (b) Subject to the limitations of Section 9.4 above, Borrower shall indemnify, defend and hold harmless Lender from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, the reasonable fees and disbursements of counsel for Lender in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not Lender shall be designated a party thereto), that may be imposed on, incurred by, or asserted against Lender in any manner relating to or arising out of (i) any breach by Borrower of its obligations under, or any material misrepresentation by Borrower contained in, this Agreement or the other Loan Documents, or (ii) the use or intended use of the proceeds of the Loan (collectively, the "Indemnified Liabilities"); provided, however, that Borrower shall not have any obligation to
               --------  -------
Lender hereunder to the extent that such Indemnified Liabilities arise from the gross negligence, illegal acts, fraud or willful misconduct of Lender. To the extent that the undertaking to indemnify, defend and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, Borrower shall pay the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Lender.

          Section 10.14  Exhibits and Schedules Incorporated.

          The Exhibits and Schedules annexed hereto are hereby incorporated herein as a part of this Agreement with the same effect as if set forth in the body hereof.

          Section 10.15  Offsets, Counterclaims and Defenses.

          Any assignee of Lender's interest in and to this Agreement, the Note and the other Loan Documents shall take the same free and clear of all offsets, counterclaims or defenses which are unrelated to such documents which Borrower may otherwise have against any assignor of such documents, and no such unrelated counterclaim or defense shall be interposed or asserted by Borrower in any action or proceeding brought by any such assignee upon such documents and any such right to interpose or assert any such unrelated offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Borrower.

           Section 10.16 No Joint Venture or Partnership; No Third Party Beneficiaries.
          (a) Borrower and Lender intend that the relationships created hereunder and under the other Loan Documents be solely that of borrower and lender. Nothing herein or therein is intended to create a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender nor to grant Lender any interest in the Properties other than that of mortgagee or lender.

          (b) This Agreement and the other Loan Documents are solely for the benefit of Lender and the Borrower and nothing contained in this Agreement or the other Loan Documents shall be deemed to confer upon anyone other than the Lender and the Borrower any right to insist upon or to enforce the performance or observance of any of the obligations contained herein or therein. All conditions to the obligations of Lender to make the Loan hereunder are imposed solely and exclusively for the benefit of Lender and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that Lender will refuse to make the Loan in the absence of strict compliance with any or all thereof and no other Person shall under any circumstances be deemed to be a beneficiary of such conditions, any or all of which may be freely waived in whole or in part by Lender if, in Lender's sole discretion, Lender deems it advisable or desirable to do so.

          Section 10.17 Publicity.

          All news releases, publicity or advertising by Borrower or its Affiliates through any media intended to reach the general public which refers to the Loan Documents or the financing evidenced by the Loan Documents, to the Lender, Nomura, or any of their Affiliates shall be subject to the prior written approval of Lender. Lender shall be permitted to publicly announce the closing of the Loan and the Securitization by way of a published "tombstone" or similar announcement. Except as may be required in connection with a Securitization pursuant to Section 9.1, Borrower covenants and agrees not to disclose or to permit any of its respective advisors, attorneys, employees or agents to disclose the existence of the Loan or any of the terms or conditions of the Loan; provided, however, that Borrower may disclose such information, if
      --------  -------
required by law or legal process and on a "need-to-know" basis to those advisors, attorneys and other Persons who, in Borrower's respective judgment, require such information in order to render advice to Borrower and Borrower may disclose such information in connection with the preparation and/or filing of any tax returns or other governmental disclosure requirements. Borrower shall inform the recipient of the confidential nature of such information. In the event that Borrower is required (by interrogatories, subpoena or other legal process) to disclose any of such information, Borrower shall provide Lender with prompt written notice of any such requirement so that Lender may seek an appropriate protective order or waive the provisions of this Section 10.17. If such a protective order is not obtained timely and, in the opinion of counsel of Borrower, Borrower is compelled to disclose such information, Borrower may disclose that portion of such information which counsel advises that Borrower is compelled to disclose.

          Section 10.18 Cross-Default; Cross-Collateralization; Waiver of Marshaling of Assets.

          (a) The Borrower acknowledges that Lender has made the Loan to the Borrower upon the security of its collective interest in the Properties and in reliance upon the aggregate of the Properties taken together being of greater value as collateral security than the sum of the Properties taken separately. The Borrower agrees that the Mortgages are and will be cross-collateralized and cross-defaulted with each other so that (i) an Event of Default under any of the Mortgages shall constitute an Event of Default under each of the other Mortgages which secure the Note; (ii) an Event of Default under the Note or this Loan Agreement shall constitute an Event of Default under each Mortgage; and (iii) each Mortgage shall constitute security for the Note as if a single blanket lien were placed on all of the Properties as security for the Note.

          (b) To the fullest extent permitted by law, Borrower, for itself and its successors and assigns, waives all rights to a marshaling of the Properties, or to a sale in inverse order of alienation in the event of foreclosure of all or any of the Mortgages, and agrees not to assert any right under any laws pertaining to the marshaling of assets, the sale in inverse order of alienation, homestead exemption, the administration of estates of decedents, or any other matters whatsoever to defeat, reduce or affect the right of Lender under the Loan Documents to a sale of the Properties for the collection of the Debt without any prior or different resort for collection or of the right of Lender to the payment of the Debt out of the net proceeds of the Properties in preference to every other claimant whatsoever. In addition, Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Mortgages, any equitable right otherwise available to the Borrower which would require the separate sale of the Properties or require Lender to exhaust its remedies against any Individual Property or any combination of the Properties before proceeding against any other Individual Property or combination of Properties; and further in the event of such foreclosure the Borrower does hereby expressly consents to and authorizes, at the option of the Lender, the foreclosure and sale either separately or together of any combination of the Properties.

          Section 10.19  Waiver of Counterclaim.

          Borrower hereby waives the right to assert a counterclaim, other than a compulsory counterclaim, in any summary proceeding or foreclosure action or proceeding brought against it by Lender or its agents.

          Section 10.20  Conflict; Construction of Documents; Reliance.

          In the event of any conflict between the provisions of this Loan Agreement and any of the other Loan Documents, the provisions of this Loan Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loan, Borrower shall rely solely on its own judgment and advisors in entering into the Loan without relying in any manner on any statements, representations or recommendations of Lender or any parent, subsidiary or affiliate of Lender. Lender shall not be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loan by virtue of the ownership by it or any parent, subsidiary or affiliate of Lender of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to Lender's exercise of any such rights or remedies. Borrower acknowledges that Lender engages in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of the Borrower or its affiliates.

          Section 10.21  Brokers and Financial Advisors.

          Borrower hereby represents that it has dealt with no financial advisors, brokers, underwriters, placement agents, agents or finders in connection with the transactions contemplated by this Agreement other than Union Capital Advisors,

Inc. ("Broker"). Borrower agrees to pay any fee, commission or other amount to Broker pursuant to a separate agreement. Borrower and Lender hereby agree to indemnify and hold the other harmless from and against any and all claims, liabilities, costs and expenses of any kind in any way relating to or arising from a claim by any Person (other than Broker) that such Person acted on behalf of the indemnifying party in connection with the transactions contemplated herein. In addition, Borrower hereby agrees to indemnify and hold Lender harmless from and against any such claim by Broker. The provisions of this
Section 10.21 shall survive the expiration and termination of this Agreement and the payment of the Debt.

          Section 10.22  Prior Agreements.

          This Agreement and the other Loan Documents contain the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby and thereby, and all prior agreements among or between such parties, whether oral or written, including, without limitation, the Commitment Letter dated November 8, 1995 (as amended) between Borrower and Lender are superseded by the terms of this Agreement and the other Loan Documents.

          IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their duly authorized representatives, all as of the day and year first above written.

                            VPS I, L.P.,
                            a Delaware limited partnership

                            By: VPS, Inc.,
                                 its general partner

                            By: /s/ Mark Harris
                               ------------------------------
                               Name:  President
                               Title:  Mark Harris

                            NOMURA ASSET CAPITAL CORPORATION,

                             a Delaware corporation

                            By: /s/ Brett R. Kaplan
                               ------------------------------
                               Name:  Brett R. Kaplan
                               Title:  AVP

                                   SCHEDULE I

                             ALLOCATED LOAN AMOUNTS


                                      Closing Date
Property                          Allocated Loan Amount
--------                          ---------------------
Westar Suites-Fiesta Park,           $ 3,164,942.00
  San Antonio, Texas

Westar Suites-Airport,               $ 4,379,768.00
  San Antonio, Texas

Westar Suites-Amarillo               $ 3,166,293.00
 Amarillo, Texas

Westar Suites-El Paso                $ 4,607,139.00
 El Paso, Texas

Westar Suites-Irving                 $ 2,781,858.00
 Irving, Texas


          Total                      $18,100,000.00

                                  SCHEDULE II

                           PROPERTY REQUIRED REPAIRS


                                   [OMITTED]

                                 SCHEDULE III

                         REPLACEMENT RESERVE DEPOSITS


                                   [OMITTED]

                                  SCHEDULE IV

                         LIST OF APPROVED REPLACEMENTS


                                   [OMITTED]

                                  SCHEDULE V

                           SEASONAL WORKING CAPITAL
                               RESERVE DEPOSITS


                                   [OMITTED]

                                   EXHIBIT A

                                  FORM OF NOTE

                                     NOTE

$18,100,000.00                                                 December 29, 1995


     For value received, VPS I, L.P., a Delaware limited partnership, having its principal place of business at 313 East Anderson Lane, Suite 201-B, Austin, Texas 78752 (hereinafter referred to as "Maker"), promises to pay to the order of Nomura Asset Capital Corporation, a Delaware corporation, at its principal place of business at Two World Financial Center, Building B, New York, New York 10281 (hereinafter referred to as "Payee"), or at such place as the holder hereof may from time to time designate in writing, the principal sum of EIGHTEEN MILLION, ONE HUNDRED THOUSAND and no/100 Dollars ($18,100,000.00), in lawful money of the United States of America, with interest thereon to be computed on the unpaid principal balance from time to time outstanding at the Applicable Interest Rate (as hereinafter defined), and to be paid in installments as follows:

     A.   A payment of interest only on January 11, 1996;

     B. A constant payment of $160,789.28 (such amount hereinafter the "Monthly Debt Service Payment Amount"), on the twelfth day of February, 1996 and on each Payment Date (as hereinafter defined) thereafter up to and including the Payment Date occurring in December, 2020; each of such payments, subject to the applicable provisions of the Loan Agreement (as hereinafter defined), to be applied (a) to the payment of interest computed at the rate aforesaid; and (b) the balance applied toward the reduction of the principal sum; and the balance of said principal sum together with all accrued and unpaid interest thereon shall be due and payable on the eleventh day of January, 2021 (the "Maturity Date"). Interest on the principal sum of this Note shall be calculated on the basis of the actual number of days elapsed in each interest accrual period by a daily rate based on a 360 day year. Each interest accrual period shall commence on the eleventh (11th) day of each calendar month during the term of this Note and shall end on the tenth (10th) day of the next occurring calendar month. All amounts due under this Note shall be payable without setoff, counterclaim or any other deduction whatsoever and are payable without relief from valuation and appraisement laws and with all expenses, costs and charges incurred in collection or enforcement hereof including, without limitation, attorneys' fees and court costs.

     1. (a) The term "Applicable Interest Rate" as used in this Note shall mean from (i) the date of this Note through but not including the Optional Prepayment Date (hereinafter defined), a rate of nine and 71/100 percent (9.71%) per annum (the "Initial Interest Rate"), and (ii) from and after the Optional Prepayment Date through and including the date this Note is paid in full, a rate per annum equal to the greater of (A) five (5) percentage points over the Initial Interest Rate and (B) the Treasury Rate (hereinafter defined) plus nine
(9) percentage points (the "Revised Interest Rate"). For purposes of this Note,
(x) the term "Optional Prepayment Date" shall mean, January 11, 2011 and (y) the term "Treasury Rate" shall mean, as of any applicable date, including the Optional Prepayment Date, the yield, calculated by linear interpolation, if necessary, (rounded to the nearest one-thousandth of one percent (i.e., 0.001%)) of the yields of noncallable United States Treasury obligations with maturities (one longer and one shorter) most nearly approximating the Maturity Date, as determined by Payee on the basis of Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Governmental Security/Treasury Constant Maturities, or other recognized source of financial market information selected by Payee.

          (b) The term "Payment Date" as used in this Note shall mean the eleventh (11th) day of each calendar month during the term of this Note; provided, however, that if the eleventh (11th) day of a given month shall not be a Business Day (as hereinafter defined), then the Payment Date for such month shall be the next Business Day to occur after the eleventh (11th) day of such month.

     2. This Note is evidence of that certain loan made by Payee to Maker contemporaneously herewith (the "Loan") and is executed pursuant to the terms and conditions of that certain loan agreement executed the date hereof between Maker and Payee (the "Loan Agreement"). This Note is secured by, among other things, (a) the Mortgagees (as defined in the Loan Agreement), (b) the Assignments of Leases (as defined in the Loan Agreement), and (c) the other Loan Documents (as defined in the Loan Agreement). Reference is made to the Mortgages, Assignments of Leases and the other Loan Documents for a description of the nature and extent of the security afforded thereby, the rights of the holder hereof in respect of such security, the terms and conditions upon which this Note is secured and the rights and duties of the holder of this Note. The holder of this Note is entitled to the benefits of the Mortgages, Assignments of Leases and the other Loan Documents and may enforce the agreements contained therein and exercise the remedies provided therein or otherwise in respect thereof, all in accordance with the terms thereof. Except for the provisions and limitations set forth in Section 9.4 of the Loan Agreement, no reference herein to any of the Mortgages, Assignments of Leases and the other Loan Documents and no other provision of this Note or of any of the Mortgages, Assignments of Leases and the other Loan Documents shall alter or impair the obligation of Maker, which is absolute and unconditional, to pay the principal of and interest on this Note at the time and place and at the rates and in the monies and funds described herein. All of the agreements, conditions, covenants, provisions and stipulations contained in the Mortgages, Assignments of Leases and the other Loan Documents which are to be kept and performed by Maker are by this reference hereby made part of this Note to the same extent and with the same force and effect as if they were fully set forth in this Note, and Maker covenants and agrees to keep and perform the same, or cause the same to be kept and performed, in accordance with their terms. All capitalized terms not otherwise defined herein shall have the meaning set forth in the Loan Agreement.

     3. If any sum payable under this Note is not paid on the date on which it is due, Maker shall pay to Payee upon demand an amount equal to the lesser of five percent (5%) of such unpaid sum or the maximum amount permitted by applicable law in order to defray a portion of the expenses incurred by Payee in handling and processing such delinquent payment and to compensate Payee for the loss of the use of such delinquent payment. Without limiting anything contained in Paragraph 1(b) above, if the day when any payment required under this Note is due is not a Business Day (as hereinafter defined), then payment shall be due on the first Business Day thereafter. The term "Business Day" shall mean a day other than (i) a Saturday or Sunday, or (ii) any day on which national banks in New York are not open for business.

     4. The whole of the principal sum of this Note, together with all interest accrued and unpaid thereon and all other sums due under the Loan Documents (all such sums hereinafter collectively referred to as the "Debt"), or any portion thereof, shall without notice become immediately due and payable at the option of Payee if any payment required in this Note (other than a payment of Accrued Interest (as hereinafter defined)) is not paid on the date on which it is due or upon the happening of any other Event of Default (as defined in the Loan Agreement). In the event that it should become necessary to employ counsel to collect or enforce the Debt or to protect or foreclose the security therefor, Maker also shall pay on demand all costs of collection incurred by Payee, including reasonable attorneys' fees and costs reasonably incurred for the services of counsel whether or not suit be brought.

     5. Maker does hereby agree that upon the occurrence of an Event of Default (including upon the failure of Maker to pay the Debt in full on the Maturity Date), Payee shall be entitled to receive and Maker shall pay (a) interest on the entire unpaid principal sum and any other amounts due at a rate (the "Default Rate") equal to the lesser of (i) the maximum rate permitted by applicable law, or (ii) the greater of (x) five percent (5%) plus the Applicable Interest Rate or (y) nine (9) percentage points above the then-effective Treasury Rate and (b) on each Payment Date following the occurrence of such Event of Default, until such Event of Default shall have been cured to Lender's satisfaction, an amount equal to all Excess Cash Flow (as defined in the Loan Agreement) for the prior month, such Excess Cash Flow to be paid and applied as set forth in Section 2.5 of the Loan Agreement. The Default Rate and the amount of such Excess Cash Flow to be so paid shall be computed from the occurrence of the Event of Default until the actual receipt and collection of the Date (or that portion thereof that is then due). Interest at the Default Rate shall be added to the Debt and shall be secured by the Mortgages. This paragraph, however, shall not be construed as an agreement or privilege to extend the date of the payment of the Debt, nor as a waiver of any other right or remedy accruing to Payee by reason of the occurrence of any Event of Default.

     6. Except as otherwise set forth in Section 2.3.2 of the Loan Agreement, this Note may not be prepaid prior to the Optional Prepayment Date; provided, however, Maker shall have the right and option to release any or all of the Properties (as defined in the Loan Agreement) from the lien of the Mortgages in accordance with the terms and provisions set forth in Section 2.3 and 2.4 of the Loan Agreement (the "Defeasance Option"). On the Optional Prepayment Date or on any Payment Date thereafter, the Maker may, at its option, prepay in whole or in part the outstanding principal balance of this Note and any other amounts outstanding without payment of the Yield Maintenance Premium (as defined in the Loan Agreement) or any other premium or penalty in accordance with Section 2.3.2 of the Loan Agreement. If prior to the Optional Prepayment Date and following the occurrence of any Event of Default, Maker shall tender payment of an amount sufficient to satisfy the Debt at any time prior to a sale of an Individual Property (as defined in the Loan Agreement), either through foreclosure or the exercise of the other remedies available to Payee under the Mortgage, such tender by Maker shall be deemed to be voluntary and Maker shall pay, in addition to the Debt, the Yield Maintenance Premium, if any, that would be required under the Defeasance Option.

     7. It is expressly stipulated and agreed to be the intent of Maker and Payee at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Payee to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this paragraph shall control every other covenant and agreement in this Note, the Loan Agreement, the Mortgages and the other Loan Documents. If the applicable law (state or federal) is ever judicially interpreted so as to render usurious any amount called for under this Note, the Loan Agreement, the Mortgages or any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Debt, or if Payee's exercise of the option to accelerate the Maturity Date, or if any prepayment by Maker results in Maker having paid any interest in excess of that permitted by applicable law, then it is Maker's and Payee's express intent that all excess amounts theretofore collected by Payee shall be credited on the principal balance of this Note and all other Debt and the provisions of this Note, the Loan Agreement, the Mortgages and the other Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery to the fullest amount otherwise called for hereunder or thereunder. All sums paid or agreed to be paid to Payee for the use, forbearance, or detention of the Debt shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Debt until payment in full so that the rate or amount of interest on account of the Debt does not exceed the maximum lawful rate from time to time in effect and applicable to the Debt for so long as the Debt is outstanding. Notwithstanding anything to the contrary contained herein, the Loan Agreement, the Mortgages or in any of the other Loan Documents, it is not the intention of Payee to accelerate the maturity of any interest that has not accrued at the time of such acceleration or to collect unearned interest at the time of such acceleration.

     8. This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Maker or Payee, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought. Whenever used, the singular number shall include the plural, the plural the singular, and the words "Payee" and "Maker" shall include their respective successors, assigns, heirs, executors and administrators. If Maker consists of more than one person or party, the obligations and liabilities of each such person or party shall be joint and several.

     9. Maker and all others who become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest, notice of protest, notice of nonpayment, notice of intent to accelerate the maturity hereof and of acceleration. No release of any security for the Debt or any person liable for payment of the Debt, no extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of the Loan Documents made by agreement between Payee and any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Maker, and any other person or party who may become liable under the Loan Documents for the payment of all or any part of the Debt.

     10. The remedies of the holder hereof as provided in this Note or in any of the Mortgages, Assignments of Leases or other Loan Documents shall be cumulative and concurrent, and may be pursued singly, successively, or together at the sole discretion of the holder hereof, and may be exercised as often as occasion therefor shall occur, and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof. Nothing herein contained shall be construed as limiting the holder of the Note to the remedies mentioned above; provided, however, that the liability of the Maker and its general partner shall be limited by the "non-recourse" provisions of Section
9.4 of the Loan Agreement.

     11. Maker (and the undersigned representative of Maker, if any) represents that Maker has full power, authority and legal right to execute, deliver and perform its obligations pursuant to this Note, the Loan Agreement, the Mortgages and the other Loan Documents and that this Note, the Loan Agreement, the Mortgages and the other Loan Documents constitute valid and binding obligations of Maker.

     12. If any term or provision of this Note or the application thereof to any person or circumstance shall to any extent be invalid, illegal or unenforceable, the remainder of this Note or the application of such term or provision to persons or circumstances other than those as to which it is invalid, illegal or unenforceable shall not be affected thereby.

     13. All notices or other communications required or permitted to be given pursuant hereto shall be given in the manner specified in the Loan Agreement directed to the parties at their respective addresses as provided therein.

     14. MAKER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THE LOAN
DOCUMENTS, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY MAKER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE. PAYEE IS HEREBY AUTHORIZED TO FILE A COPY OF THIS PARAGRAPH IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY MAKER.

     15. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF
LAWS) AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

        Maker has duly executed this Note the day and year first above written.

                                        VPS I, L.P.,
                                          a Delaware limited partnership
                                          By:   VPS, Inc.
                                                its general partner


                                                By:
                                                   ---------------------------
                                                   Name:
                                                   Title:


Pay to the order of
                    ------------------------,
without recourse.

NOMURA ASSET CAPITAL CORPORATION

By:
   -----------------------------
Name:
     ---------------------------
Title:
      --------------------------

                                   EXHIBIT B

                               FORM OF MORTGAGE


                                   [OMITTED]

                                   EXHIBIT C

                         FORM OF ASSIGNMENT OF LEASES


                                   [OMITTED]

                                   EXHIBIT D

                       FORM OF ASSIGNMENT OF AGREEMENTS


                                   [OMITTED]

                                   EXHIBIT E

                        FORM OF ENVIRONMENTAL INDEMNITY


                                   [OMITTED]

                                   EXHIBIT F

                             FORM OF O&M AGREEMENT


                                   [OMITTED]

                                   EXHIBIT G

                             FORM OF CONSENT AND
                           SUBORDINATION OF MANAGER


                                   [OMITTED]

                                   EXHIBIT H

                         FORM OF MANAGEMENT AGREEMENT


                                   [OMITTED]